UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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OceanFirst Financial Corp.

(Name of Registrant as Specified In Its Charter)

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OceanFirst Financial Corp.
110 West Front Street
Red Bank, New Jersey 07701
1.888.623.2633

Dear Fellow Stockholder:

It is my pleasure, along with my fellow Board of Directors members, to cordially invite you to attend the Annual Meeting of Stockholders for OceanFirst Financial Corp. (the “Company”), the holding company of OceanFirst Bank N.A. (the “Bank”). The Annual Meeting will be held on Wednesday, May 29, 2019, at 6:00 p.m., Eastern time, at the Company’s Administrative Offices, 110 West Front Street, Red Bank, New Jersey 07701. The Notice of Annual Meeting and the proxy statement on the following pages describe the formal business to be transacted at the Annual Meeting. The Company’s directors and officers, as well as a representative from KPMG LLP, the Company’s independent registered public accounting firm, will be present at the Annual Meeting to respond to appropriate questions.

In addition to the formal business, we will take the opportunity to provide an update on the Company’s accomplishments, including the announcement on October 25, 2018 of the acquisition of Capital Bank of New Jersey (“Capital”) which was completed on January 31, 2019. We welcome the Capital stockholders to the Company.

It is important that your shares are represented this year whether or not you are personally able to attend the meeting. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. The enclosed proxy card may be used to vote your shares. For your convenience, you may complete, sign and promptly return the proxy card in the enclosed envelope; or you may submit your vote by telephone or online according to the instructions on the enclosed proxy card.

At the 2018 Annual Meeting, the stockholders approved the Company’s proposal to amend the Certificate of Incorporation to declassify the Board of Directors. We appreciate your support of the proposal last year and note the first proposal on the proxy card this year is the election of thirteen directors of the Company.

For the convenience of our stockholders, if you are unable to attend the Annual Meeting in person a webcast will be available. Please visit oceanfirst.com and go to the Investor Relations section to access the meeting via webcast on May 29th.

On behalf of the Board of Directors and all of the employees of the Company and the Bank, we thank you for your
continued investment and support.

  Sincerely,

Christopher D. Maher

Chairman, President and Chief Executive Officer

April 26, 2019

Oceanfirst Financial Corp. 110 West Front Street Red Bank, New Jersey 07701

Notice of 2019 Annual Meeting of Stockholders

Wednesday, May 29, 2019

6:00 p.m.

OceanFirst Bank Administrative Offices, 110 West Front Street, Red Bank, New Jersey 07701

ITEMS OF BUSINESS

(1)	The election of thirteen directors of the Company;
(2)	An advisory vote on executive compensation as disclosed in these materials;
(3)	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;
(4)	Such other matters as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

RECORD DATE

In order to vote, you must have been a stockholder at the close of business on April 10, 2019.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card or voting instruction card or by voting your shares by telephone or online. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

Steven J. Tsimbinos

Corporate Secretary

NOTE: Whether or not you plan to attend the Annual Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

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OCEANFIRST FINANCIAL CORP.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 29, 2019

PROXY SUMMARY

Proposals to be Voted on

Proposal	Board Recommendation	Page Reference
Proposal 1 – Election of Directors	The Board of Directors recommends the vote “FOR” each of the nominees for director.	14
Proposal 2 – Advisory Vote on Executive Compensation	The Board of Directors recommends the vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials.	48
Proposal 3 – Ratification of the appointment of KPMG LLP as the independent registered public accounting firm	The Board of Directors recommends the vote “FOR” ratification of KPMG LLP as the Company’s independent registered public accounting firm.	49

Nominees for Director

Name	Age	Director Since	Independent	Committees
Steven E. Brady	65	2016		Risk
Angelo Catania	69	2006		Audit, Finance, and Leadership
Anthony R. Coscia	59	2018		None
Michael D. Devlin	68	2016		Finance and Risk
Jack M. Farris	60	2015		Human Resources/Compensation and Risk
Kimberly M. Guadagno	59	2018		Human Resources/Compensation
Nicos Katsoulis	59	2019		Finance and Risk
John K. Lloyd	72	2018		Human Resources/Compensation and Leadership
Christopher D. Maher	52	2014		None
Grace C. Torres	59	2018		Audit, Finance, and Human Resources/Compensation
Grace Vallacchi	55	2019		None
John E. Walsh	65	2000		Audit and Leadership
Samuel R. Young	59	2016		Audit and Leadership

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Corporate Governance Highlights

Comprehensive annual self-assessment of the Board, Committee, and individual director performance by the Leadership Committee

Board refreshment – Three new directors added:

•   Kimberly M. Guadagno, former Lt. Governor of New Jersey, appointed in June 2018

•   Nicos Katsoulis, former Executive Vice President/Chief Lending Officer of Sun National Bank, appointed in January 2019

•   Grace Vallacchi, Executive Vice President and Chief Risk Officer (“CRO”) of the Company, appointed in January 2019

Reorganization of Executive Management:

•   Joseph J. Lebel III appointed as Chief Operating Officer,

•   Joseph R. Iantosca appointed as Chief Information Officer,

•   Michele Estep, formerly of Sun National Bank, appointed as Chief Administrative Officer

Shareholder Approval of Amendments to Declassify the Board of Directors and to Increase the Amount of Authorized Shares
Sustained Focus on Information Governance with hiring of Chief Technology Officer and creation of Information Technology Committees	Emphasis on diversity and social responsibility
Increase of Quarterly Dividend paid to stockholders	Increased shareholder outreach through OCFC Investor Day
Continued usage of performance-based grants for executive officers	Conversion of Bank’s charter into national commercial bank

Executive Compensation Overview

•	Total Salaries for Named Executive Officers Increased an Average of 19.6% for 2018, Ranging from 8.3% to 30.8%, Reflecting the Company’s Growth
•	Continued Use of Performance-Based Stock Awards
•	Strong Stockholder Support of Compensation Program
•	Engagement of Independent Compensation Consultant during 2018

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CORPORATE GOVERNANCE

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best practices corporate governance policies and practices for the Company.

Corporate Governance Highlights

The Company has taken several actions to improve its internal governance since the mailing of its last proxy statement. These actions include:

•	Self-Assessment. The Leadership Committee, with the assistance of an independent consultant, performed a comprehensive annual self-assessment to assess the performance of the Board, the Company’s committees, and each director. Previous self-assessments by the Board have resulted in governance actions such as the adoption of a skills matrix, expansion and refreshment of the Board, and amendment of the Company’s Bylaws to eliminate age and geographic restrictions for Directors.
•	Board Refreshment. The Board of Directors has added three new directors: Kimberly M. Guadagno, former Lieutenant Governor of New Jersey, was appointed to the Board in June 2018, and Nicos Katsoulis, former Executive Vice President/Commercial Real Estate for the Bank and Executive Vice President/Chief Lending Officer for Sun National Bank, and Grace Vallacchi, currently Executive Vice President and CRO the Company, were appointed to the Board in January 2019. The Company believes that these new directors will provide additional insights, ideas, skills and experience, assist the Company with its expansion into new markets, and provide additional oversight and governance, both to the Board as a whole and the committees on which they will serve. Also, the appointment of additional directors will provide stability and succession opportunities at the Board and Committee levels.
•	Executive Management Reorganization. In January 2019, the Bank appointed several members of its leadership team to new positions. Executive Vice President Joseph J. Lebel III was appointed Chief Operating Officer, Executive Vice President Joseph R. Iantosca was appointed Chief Information Officer, and Michele Estep, who joined the Bank after the acquisition of Sun Bancorp, was promoted to Executive Vice President and Chief Administrative Officer. The Company believes that these appointments will strengthen the Bank’s efforts to drive growth and innovation, particularly with technology applications, and deliver stockholder value.
•	Adoption of Amendments to the Certificate of Incorporation. At the 2018 Annual Meeting, the stockholders approved an amendment to declassify the Board of Directors. Each director will now stand for election to a one-year term to expire at the following year’s Annual Meeting. The Board believes that annual elections enhances directors’ accountability to stockholders and demonstrates the Company’s commitment to adopting “best practices” in corporate governance. The stockholders also approved an amendment at the 2018 Annual Meeting to increase the number of authorized shares from 55,000,000 to 150,000,000. This increase of authorized shares is expected to provide the Company with increased flexibility for future capital needs, including, but not limited to, financial transactions, raising of capital, or potential merger and acquisition transactions.
•	Emphasis on Diversity and Social Responsibility. The Bank has demonstrated its commitment to advancing diversity and inclusion in the workplace through its diversity training program for all managers and with CEO Maher recently becoming the first CEO of a New Jersey-based bank to sign the “I Act On” pledge. In addition, as part of its ongoing efforts to achieve its strategic goals through enhanced shareholder reputation, increased employee morale, and community improvement, the Bank has established a Corporate Social Responsibility (“CSR”) Committee which will recommend and oversee CSR goals and monitor areas of CSR risk.
•	Sustained Focus on Information Technology. The Bank has appointed an experienced Chief Technology Officer to support the Bank’s Information Technology (“IT”) strategic goals and plans. In addition, the Bank has created an IT Steering Committee to ensure that the resources and priorities of the IT department align with the Bank’s business strategies.
•	Quarterly Dividend Increase. In October 2018, the Company announced that it would be increasing the quarterly cash dividend by $0.02, or 13%, to $0.17 per share.
•	Charter Conversion. Concurrent with its acquisition of Sun National Bank, the Bank converted its charter from a federal savings bank to a national commercial bank and now operates as OceanFirst Bank, N.A.
•	Continued Use of Performance-based Grants. As further described in the Compensation Discussion and Analysis section, the Company continues its use of performance-based grants for executive officers.
•	Enhanced Shareholder Outreach. In addition to regular attendance at investor meetings by senior management, the Company hosted in first “Investor Day” in September 2018. At this event, the Company presented its strategic objectives for the coming years, including its focus on digital banking, expansion of consumer and commercial product lines, improved operating scale through both organic growth and acquisition, and an overview of the current risk landscape, including cybersecurity. Investor Day and other investor meetings gives management the opportunity to discuss shareholder views regarding the Company’s business strategy and corporate governance.

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Corporate Governance Policies and Procedures

The Company has adopted a Corporate Governance Policy to govern certain activities, including:

(1)	the duties and responsibilities of the Board of Directors and each director;
(2)	the composition and operation of the Board of Directors;
(3)	the establishment and operation of Board committees;
(4)	convening executive sessions of independent directors;
(5)	succession planning;
(6)	the Board of Directors’ interaction with management; and
(7)	the evaluation of the performance of the Board of Directors, its committees and of the CEO

In accordance with the Corporate Governance Policy, at least a majority of the directors on the Board must be “independent directors” as defined in the listing requirements of the Nasdaq Stock Market (“Nasdaq”).

Board Leadership Structure

The Board is led by the Chairman of the Board, Christopher D. Maher, who also serves as President and CEO of the Company and the Bank. The Board believes that combining the Chairman and CEO positions, together with the appointment of an independent lead director, is the appropriate Board leadership structure for the Company at this time. The Company has historically been led by a combined Chairman and CEO and the Board believes that the CEO is most knowledgeable about our business and corporate strategy and is in the best position to lead the Board of Directors, especially in relation to its oversight of corporate strategy formation and execution. In addition, having a combined Chairman and CEO provides a complete alignment on corporate strategy and vision. To assure effective independent oversight, the Board has adopted a number of governance practices, including:

•	the establishment of an independent lead director (the “Lead Director”);
•	executive sessions of the independent directors at every regularly scheduled Board meeting, during which the independent directors may discuss the performance of the CEO/Chairman, management succession planning, and other appropriate matters;
•	the independence of twelve of fifteen of the Board members;
•	stock ownership guidelines for directors and those executive officers named in the Summary Compensation Table below (the “NEOs”);
•	annual performance evaluation of the CEO by the Human Resources/Compensation Committee (the “Compensation Committee”); and
•	the Company’s Board Audit, Compensation, and Leadership Committees are comprised entirely of independent members.

The Company’s Corporate Governance Policy provides that the Chair of the Leadership Committee, currently John E. Walsh, shall also serve as the Lead Director. The Corporate Governance Policy provides that the duties of the Lead Director include assisting the Board in assuring compliance with and implementation of the Company’s Corporate Governance Policy, coordinating the agenda for and moderating sessions of the Board’s independent directors, and acting as principal liaison on certain issues between the independent and inside directors, including the Chairman of the Board, as applicable.

While the Board believes that the current leadership structure is best suited for the Company, it recognizes that other leadership models in the future might be appropriate, depending on the circumstances. Accordingly, the Board periodically reviews its leadership structure.

Board Role in the Oversight of Risk/Risk Committee

Under the Company’s Corporate Governance Policy, the business and affairs of the Company are managed by the officers under the direction of the Board. The Board is charged with providing oversight of the Company’s risk management processes. In January 2013, the Board created the Joint Risk Committee of the Company and the Bank (the “Risk Committee”) and delegated it primary responsibility for overseeing the risk management function at the Company on behalf of the Board. In addition, the Compensation Committee and the Company and Bank’s senior management are tasked with oversight of the Company’s risk management process. The duties of each of the Risk Committee, the Compensation Committee, and senior management with respect to such oversight is summarized below.

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Board of Directors The Board is charged with providing oversight of the Company’s risk management processes.
Risk Committee	Compensation Committee
•

The primary responsibility is overseeing the risk management function at the Company on behalf of the Board.

•

Meets at least quarterly with executive management and the CRO, and receives comprehensive reports and dashboards on enterprise risk management, including management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures.

•

The committee may receive updates between meetings, as may be necessary, from the CRO, the CEO, the Chief Financial Officer (“CFO”) and other members of management relating to risk oversight matters.

•

Provides a report to the full Board on at least a quarterly basis.

•

In addition, each quarter, the Audit Committee will discuss with management and the independent registered public accountant their review of the Company’s financial statements and significant findings based upon the independent registered public accounting firm’s review, and any material issues are relayed to the Risk Committee.

•

At least annually, the Compensation Committee reviews with the CRO the Company’s compensation plans for all employees, including the CEO and other NEOs, to ensure that these plans do not encourage taking unnecessary and excessive risks that would threaten the value of the Company.

•

The committee from time to time may enact metrics under the Cash Incentive Plan to encourage risk mitigation and safe and sound banking.

Senior Management

On an annual basis, the Bank’s Compliance Officer provides a report to the Board regarding the Bank’s compliance with existing regulations, as well as future regulations that may impact the Bank.

The CRO performs a risk assessment of each of the Bank’s products, services, operations and regulatory requirements to determine the overall risk to the Bank and reports these findings to the Risk Committee.

Committees of the Board of Directors

The Board of Directors of the Company also maintains the Audit Committee, the Compensation Committee, the Leadership Committee, the Risk Committee, and the Finance Committee. The following is a description of each of the Company’s Board committees.

Audit Committee	Meetings during 2018: 5
Grace C. Torres* (Chair)** Angelo Catania* John E. Walsh*** Samuel R. Young

The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters.

The Board of Directors has a separately-designated standing Audit Committee for the Company and Bank established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee acts under a written Charter adopted by the Board of Directors. The Charter is available on the Company’s website (www.oceanfirst.com). Each member of the Audit Committee is “independent” in accordance with Nasdaq listing standards and the heightened independence standards applicable to audit committees.

See “Proposal 3–Ratification of Independent Registered Public Accounting Firm – Report of Audit Committee.”

*	“Audit committee financial experts” under the Rules of the Securities and Exchange Commission (the “Commission”).
**	In 2018, Grace C. Torres was appointed Chairperson of the Audit Committee following the sudden passing of Joseph J. Burke.
***	In 2019, John E. Walsh was appointed to the Audit Committee.

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Human Resources/Compensation Committee	Meetings during 2018: 3
Diane F. Rhine (Chair) Jack M. Farris Kimberly M. Guadagno John K. Lloyd Mark G. Solow Grace C. Torres*

The Compensation Committee of the Company and the Bank meets to establish compensation for the executive officers and to review the Company’s incentive compensation program when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation and benefit programs for other salaried officers and employees of the Company and the Bank.

Each member of the Compensation Committee is independent in accordance with Nasdaq listing standards regarding compensation committee requirements.

The Compensation Committee acts under a written Charter adopted by the Board of Directors, which is available on the Company’s website (www.oceanfirst.com). The Compensation Committee reviews and reassesses the adequacy of its Charter on an annual basis.

See “Executive Compensation—Compensation Committee Report on Executive Compensation.”

*	In 2019, Grace C. Torres was appointed to the Human Resources/Compensation Committee.

Leadership Committee	Meetings during 2018: 4
John E. Walsh (Chair) Angelo Catania John K. Lloyd Samuel R. Young*

The Leadership Committee of the Company and the Bank, formerly named the Corporate Governance/ Nominating Committee, takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance guidelines applicable to the Company and monitoring compliance with these policies and guidelines. In addition, the Leadership Committee serves as the Company’s nominating committee and is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next Annual Meeting of Stockholders. The Committee also recommends to the Board director candidates for each committee for appointment by the Board.

The Chair of the Leadership Committee functions as Lead Director.

The Leadership Committee acts under a written Charter and the Corporate Governance Policy adopted by the Board of Directors. The Charter is available on the Company’s website (www.oceanfirst.com). The procedures of the Leadership Committee required to be disclosed by the Commission rules are included in this proxy statement. See “Leadership Committee Procedures as to Director Nominees.”

*	In 2019, Samuel R. Young was appointed to the Leadership Committee.

Risk Committee	Meetings during 2018: 4
Michael D. Devlin (Chair)* Steven E. Brady Jack M. Farris Nicos Katsoulis**

The Risk Committee of the Company and the Bank was created in January 2013 to assist the Board in enterprise risk management functions.

The Risk Committee acts under a written Charter adopted by the Board of Directors. The Charter is available on the Company’s website (www.oceanfirst.com) and is reviewed on an annual basis by the Risk Committee. See “Board Role in the Oversight of Risk/Risk Committee.”

*	In 2018, Michael D. Devlin was appointed Chairperson of the Risk Committee following the retirement of Donald McLaughlin.
**	In 2019, Nicos Katsoulis was appointed to the Risk Committee.

Finance Committee	Meetings during 2018: 3
Angelo Catania (Chair) Michael D. Devlin Nicos Katsoulis* Grace C. Torres	The Finance Committee of the Company and the Bank was created in January 2017 to assist the Board in fulfilling its oversight responsibilities of the financial management of the Company and developing the Company’s strategic and annual business plan and budget. The Chair and at least one other director of the Finance Committee will be independent in accordance with Nasdaq listing standards. The Finance Committee acts under a written Charter adopted by the Board of Directors. The charter is available on the Company’s website (www.oceanfirst.com) and is renewed on an annual basis by the Finance Committee.
*	In 2019, Nicos Katsoulis was appointed to the Finance Committee.

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The following table identifies the standing committees and their members as of December 31, 2018.

Director	Audit Committee	Leadership Committee	Human Resources/ Compensation Committee	Risk Committee	Finance Committee
Steven E. Brady
Angelo Catania
Michael D. Devlin
Jack M. Farris
John K. Lloyd
Kimberly M. Guadagno
Diane F. Rhine
Mark G. Solow
Grace C. Torres
John E. Walsh
Samuel R. Young

   Chairperson

Code of Ethics and Standards of Personal Conduct

The Company and Bank have adopted a Code of Ethics and Standards of Personal Conduct that is designed to ensure that all directors, executive officers and employees of the Company and Bank meet the highest standards of ethical conduct. The Code of Ethics and Standards of Personal Conduct requires that all directors, executive officers and employees avoid conflicts of interest, protect confidential information and customer privacy, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Standards of Personal Conduct, all directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

As a mechanism to encourage compliance with the Code of Ethics and Standards of Personal Conduct, the Company and Bank established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Standards of Personal Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

Meetings of the Board of Directors

The Boards of Directors of the Company and the Bank conduct business through meetings and the activities of the Boards and their committees. Board members are encouraged to attend all Board and Committee meetings. Their attendance and performance are among the criteria considered for re-nomination to the Board of Directors. During the fiscal year ended December 31, 2018, the Company’s Board of Directors held ten meetings. All of the Directors of the Company attended at least 75% of the Board meetings and the meetings of committees held on which such Directors served during the fiscal year ended December 31, 2018.

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STOCKHOLDER-RECOMMENDED DIRECTOR NOMINATIONS

General

It is the policy of the Company’s Leadership Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Leadership Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Leadership Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Leadership Committee’s resources, the Leadership Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Leadership Committee, a stockholder should submit the following information in writing, addressed to the Chair of the Leadership Committee, care of the Corporate Secretary, at the main office of the Company:

(1)	The name of the person recommended as a director candidate;
(2)	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, as amended;
(3)	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
(4)	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the broker holding the securities that reflects ownership of the Company’s common stock; and
(5)	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of stockholders, the recommendation must be received by the Leadership Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s Annual Meeting, advanced by one year.

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Proposal 1 Election of Directors

The Company’s Board of Directors currently consists of fifteen directors. All of the directors are independent under current Nasdaq listing standards, with the exceptions of Christopher D. Maher, President and CEO of the Company and the Bank, Grace Vallacchi, Executive Vice President and CRO of the Company and the Bank, and Nicos Katsoulis, who briefly served as Executive Vice President/Commercial Real Estate for the Bank before his retirement. Previously, the Board had been divided into three classes with three-year staggered terms, with one-third of the directors elected each year. At the 2018 Annual Meeting of Stockholders, the stockholders approved and adopted an amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors. As a result, all directors will now stand for election at the Annual Meeting to serve for a one-year term. Each of the members of the Board also serves as a director for the Bank. The experience and qualifications of each director are set forth under “Nominees for Election of Director.”

Ms. Rhine and Mr. Solow have decided not to stand for reelection. Their terms will expire at the Annual Meeting and at that time the size of the Board will be reduced to thirteen members. The Company is grateful for Ms. Rhine’s and Mr. Solow’s contributions to the Company’s success and wishes them continued prosperity in their future endeavors.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named in the following section. If any nominee is unable to serve, the persons named in the proxy card will vote your shares and approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all Directors listed in the “Nominees for Director”.

Criteria for Director Nominees

The Leadership Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. The same criteria are used for persons nominated by the Committee or by a stockholder. A candidate must meet any qualification requirements set forth in any Board or committee governing documents.

The Leadership Committee will consider the following criteria in selecting nominees:

•	financial, regulatory and business experience;
•	familiarity with and participation in the local community;
•	integrity, honesty and reputation;
•	dedication to the Company and its stockholders;
•	independence; and
•	any other factors the Leadership Committee deems relevant, including experience, diversity of skills, size of the Board of Directors and regulatory disclosure obligations.

The Leadership Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time, and whether a director is expected to retire in the near future. While no single nominee may possess all of the skills needed to be a director, the Committee seeks to maintain a diversity of skills among the Board members necessary for the optimal functioning of the Board in its oversight of the Company. The Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the Commission’s regulations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Leadership Committee will consider and review an existing director’s Board performance and attendance at Board and Committee meetings and other Company functions; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Nominees

Pursuant to the Leadership Committee Charter as approved by the Board, the Leadership Committee is charged with the central role in the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process the committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

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Identification

For purposes of identifying nominees for the Board of Directors, the Leadership Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Company’s local communities. The Leadership Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Leadership Committee has not received any recommended nominees from the Company’s stockholders to be considered for election at this Annual Meeting. The Leadership Committee has in the past used, and may in the future use, an independent search firm to assist in identifying candidates to fill a vacancy on the Board of Directors, but does not use a search firm to identify or evaluate potential director nominees in the ordinary course.

Evaluation

The Leadership Committee, in evaluating potential director candidates, conducts a check of the individual’s background, interviews the candidate, and determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above.

Nominees for Election of Director

The biography of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Leadership Committee and the Board to determine that the person should serve as a director for the Company. The Board of Directors has determined that the Board as a whole must have the right diversity and complementary mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Company considers the following requirements for each of its members of the Board:

1)	Experience: Current and past work and Board experience; knowledge of the banking industry and financial services companies; familiarity with the operations of public companies; and business and management experience and acumen.
2)	Personal characteristics: Ability to work collaboratively with management and as a member of the Board; ability to think strategically and develop a strategic vision or central idea for the Company; familiarity with and participation in the local businesses and the communities served by the Bank; integrity, accountability and independence.
3)	Director commitment: Time and effort; awareness and ongoing education; attendance at Board and committee meetings and other Company functions; other board commitments; stock ownership; changes in professional responsibilities; and length of service.
4)	Team and Company considerations: Balancing director contributions; diversity of skills; and financial condition.

The Board adopted the skills matrix that represents certain of the skills that the Board identified as particularly valuable to the effective oversight of the Company and execution of its business. The following matrix shows those skills and the number of directors having each skill, highlighting the diversity of skills on the Board.

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Nominees for Director

Unless otherwise stated, each individual has held his or her current position for the last five years. The age indicated for each individual is as of December 31, 2018. The indicated period of service as a director includes service as a director of OceanFirst Bank. The following directors have been nominated by the Leadership Committee for election to the Board with terms to expire at the 2020 Annual Meeting of Stockholders:

STEVEN E. BRADY

Age 65

Director since 2016

Committees: Risk

Steven E. Brady was the President, Chief Executive Officer and a Director of Ocean City Home Bank (“OCHB”) since 1991 and the President and a Director of Ocean Shore Holding Co. (“Ocean Shore”) since its formation in 1998. OCHB and Ocean Shore were acquired by the Company in December 2016, at which time Mr. Brady joined the Company’s Board.

Mr. Brady’s extensive experience in the local banking industry and involvement in southern New Jersey communities affords the Board valuable insight regarding the business and operation of the Company and the Bank. Mr. Brady has gained extensive leadership experience and knowledge of the banking industry over the course of his career, including through his involvement as a former member of the Philadelphia Federal Reserve Advisory Board. Mr. Brady provides the Board with knowledge and experience regarding the management and operations of community banks.

ANGELO CATANIA

Age 69

Director since 2006

Committees: Audit, Finance, and Leadership

Angelo Catania was the CEO and Managing Member of HomeStar Services LLC, an air conditioning, heating, plumbing and electrical service company until its sale and his retirement in 2015. Prior to joining HomeStar in February 2005, he was President and Chief Operating Officer (“COO”) of Petro, Inc., one of the largest home heating oil and services companies in the United States. As President and COO of Petro, Mr. Catania was responsible for the oversight of approximately 2,800 employees that serviced over 535,000 residential and commercial accounts. Mr. Catania has also served as the corporate controller of a publicly-owned home heating oil delivery and service company, where he was responsible for accounting systems, bank relations, benefits, information technology and acquisitions.

Mr. Catania’s experience as a senior officer brings to the Board significant management expertise and leadership skills, particularly as they relate to the use of technology to improve efficiency and customer service.

ANTHONY R. COSCIA

Age 59

Director since 2018

Committees: None

Anthony R. Coscia was the Chairman of the Boards of Sun Bancorp, Inc. and Sun National Bank since December 2016. Mr. Coscia served as a Director of Sun Bancorp, Inc. since 2010 and Sun National Bank since 2011 and was a member of the ALCO Committee and Chair of the Executive Committee. Sun Bancorp, Inc. and Sun National Bank were acquired by the Company in January 2018, at which time Mr. Coscia joined the Company’s Board. Mr. Coscia is admitted to the state bars of New Jersey and New York and is a Partner of Windels Marx Lane & Mittendorf, LLP, having been with the firm for over 30 years. Mr. Coscia’s legal practice focuses on corporate, commercial, and real estate matters, with a concentration on the financial and real estate elements of these transactions. Mr. Coscia serves as Chairman of the Board of Directors of the National Railroad Passenger Corporation (Amtrak), having been appointed to the Board of Amtrak by President Obama in 2010 and reappointed in 2015. Mr. Coscia is Chairman of Suez North America, Inc., the U.S. subsidiary of Suez Environment SAS. Mr. Coscia previously served as Chairman of the Port Authority of New York and New Jersey for over eight years, stepping down in 2011. Mr. Coscia is a graduate of Georgetown University School of Foreign Service and received his law degree from Rutgers University School of Law.

Mr. Coscia serves as trustee of Georgetown University and the New Jersey Community Development Corporation and is a member of the New Jersey Performing Arts Center Council of Trustees, the Partnership for New York City, The Economic Club of New York and the Regional Plan Association. In 2007, Mr. Coscia was awarded an honorary doctorate of humane letters from the New Jersey Institute of Technology. Mr. Coscia’s extensive background and reputation as a well-respected business leader actively involved in both the private and government sectors brings significant management and leadership skills to the Board.

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MICHAEL D. DEVLIN

Age 68

Director since 2016

Committees: Finance and Risk

Michael D. Devlin has served as a Director since May 2016 when the Company acquired Cape Bancorp, Inc. and Cape Bank, of which Mr. Devlin was a Director since January 2008, and President and Chief Executive Officer since January 2009. Mr. Devlin currently serves as a member of the Board of Directors of Marquette National Corporation, a bank holding company based in Chicago, Illinois.

Mr. Devlin brings extensive banking and management expertise to the Board of Directors, particularly as to the southern markets and communities served by the Company.

JACK M. FARRIS

Age 60

Director since 2015

Committees: Human Resources/Compensation and Risk

Jack M. Farris was the Vice President and Deputy General Counsel, InfoSec & Cybersecurity for Verizon Communications, Inc., one of the world’s leading wireline, wireless and business communications companies, until his retirement. Mr. Farris was appointed to this position in early 2017 and prior to that had served in a variety of legal and management functions, providing legal support for systems and technology procurement, global operations security, finance operations, regulatory compliance and transactional matters, as well as information technology and information security matters. In addition to his undergraduate and law degrees, Mr. Farris holds a Master of Science in computer engineering.

Mr. Farris’ experience as a senior manager of a large corporation and his expertise in information technology and information security brings to the Board extensive knowledge and capability relating to communications, information technology, and cybersecurity, as well as significant experience in litigation, transactional matters and regulatory compliance.

KIMBERLY M. GUADAGNO

Age 59

Director since 2018

Committees: Human Resources/Compensation

Kimberly M. Guadagno is a partner with the law firm Connell Foley LLP and previously was the first Lieutenant Governor of New Jersey, serving from 2010-2018. She has also served as New Jersey’s 33rd Secretary of State and in 2007 was elected the first woman sheriff of the Office of the Sheriff in Monmouth, County, New Jersey. Lieutenant Governor Guadagno founded the New Jersey Partnership for Action, a public-private partnership that promotes New Jersey businesses and job creation and chaired the Red Tape Review Commission, a bipartisan group charged with streamlining government services, cutting red tape, and proposing policy recommendations to further reduce the regulatory burdens on businesses. Lieutenant Governor Guadagno has served 13 years in public service and has been an attorney for more than three decades.

Lieutenant Governor Guadagno is a well-regarded leader in the both the private and government sectors and brings significant managerial and legal skills to the Board.

NICOS KATSOULIS

Age 59

Director since 2019

Committees: Finance and Risk

Nicos Katsoulis retired from the Bank in November 2018. Mr. Katsoulis joined the Bank upon the acquisition of Sun National Bank in February 2018 and served as Executive Vice President/Commercial Real Estate and then as Acting Chief Credit Officer. At Sun National Bank, Mr. Katsoulis was Executive Vice President and Chief Lending Officer, overseeing all lending activities including commercial and industrial and commercial real estate lending. During his banking career, Mr. Katsoulis served as a director of State Bancorp., Inc. and as Executive Vice President and Chief Lending Officer of Atlantic Bank of New York. Mr. Katsoulis is a graduate of the London School of Economics and Columbia University’s graduate school of business.

Mr. Katsoulis brings extensive banking and managerial experience to the Board, particularly with the commercial lending environment within the Bank’s current footprint and potential areas for expansion.

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JOHN K. LLOYD

Age 72

Director since 2018

Committees: Human Resources/Compensation and Leadership

John K. Lloyd was the Co-CEO of Hackensack Meridian Health until his retirement in December 2018. Under his leadership, Hackensack Meridian Health became the largest most comprehensive and integrated health network in New Jersey, including 16 hospitals, 33,000 team members and more than 6,000 physicians, and over 165 ambulatory facilities throughout the state, and had total revenues of $5.5 billion. Prior to his role as Co-CEO, Mr. Lloyd served as president of Meridian Health, a $2.1 billion, New Jersey-based health network of seven hospitals, one academic medical center, Jersey Shore University Medical Center, and 120 ambulatory facilities in Monmouth and Ocean Counties. Mr. Lloyd graduated from Princeton University and proudly served his country in the United States Marine Corps before attaining a Masters of Business Administration in Health Administration at Temple University. Mr. Lloyd has been recognized nationally and regionally with various awards including the Medical Executive Award from the Academy of Medicine of New Jersey and the Distinguished Business Leader Award from Monmouth University. He also received the Icon Award by NJBiz, the Maurice Pollack Award for Community Service from Monmouth University, the Lifetime Achievement Award by the American College of Healthcare Executives in New Jersey, and recently was awarded Hackensack Meridian Health’s first-ever lifetime achievement award.

Mr. Lloyd has significant expertise in the healthcare industry, prior service on publicly-traded boards, and excellent leadership skills developed over his 35 years as a CEO.

CHRISTOPHER D. MAHER

Age 52

Director since 2014

Committees: None

Christopher D. Maher has served as Chairman of the Company and the Bank since January 1, 2017 and as President and CEO of the Company and the Bank since January 1, 2015. He joined the Company and the Bank on March 25, 2013 as President and Chief Operating Officer and was appointed to the Board of Directors on February 19, 2014. Prior to joining the Company, Mr. Maher served as President and CEO of Patriot National Bancorp and Patriot National Bank since 2010.

Mr. Maher is active in the non-profit community, serving as the Chairman on the Board of Trustees of Helen Keller Services for the Blind, as a Trustee of Monmouth University, and as a Director of Hackensack Meridian Home Care Services, Inc. and Hackensack Meridian Nursing & Rehabilitation. He is also active within the banking industry, serving on the Federal Reserve Bank of Philadelphia’s Community Depository Institutions Advisory Counsel and as a member of the Board of the New Jersey Bankers Association.

GRACE C. TORRES

Age 59

Director since 2018

Committees: Audit, Finance, and Human Resources/Compensation

Grace C. Torres has been a Trustee of Prudential Retail Mutual Funds, a retail mutual funds complex of more than 80 mutual funds, since 2014. Prior to that, Ms. Torres was Chief Financial Officer, Treasurer and Principal Financial Officer of Prudential Mutual Funds and Senior Vice President of Prudential Investments LLC from 1994 through 2014. Ms. Torres also previously served as Vice President, Mutual Funds Administration at Bankers Trust and as a Senior Manager, Audit Practice with Ernst & Young. Ms. Torres is a CPA in the State of New York and received a BS in Accounting and Management from New York University. Ms. Torres served as a Director of Sun Bancorp, Inc. and Sun National Bank from 2015 through 2018, serving on the Audit, Nominating & Corporate Governance and Risk Committees and as Chair of the ALCO Committee, until their acquisition by the Company in January 2018, at which time Ms. Torres joined the Board.

Ms. Torres brings in-depth experience and expertise regarding the financial industry, as well as with respect to auditing and financial reporting.

GRACE VALLACCHI

Age 55

Director since 2019

Committees: None

Grace Vallacchi was appointed Director in January 2019 and has served as Executive Vice President and CRO of the Company and the Bank since September 2017. Prior to joining OceanFirst, Ms. Vallacchi was Associate Deputy Comptroller in the Northeastern District of the Office of the Comptroller of the Currency (“OCC”) since February 2016. Prior to that position, she was Assistant Deputy Comptroller at the OCC since October 2012, and a National Bank Examiner since 2007.

Ms. Vallacchi’s experience provides the Board with enhanced risk management, banking industry knowledge, and regulatory and government relations.

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JOHN E. WALSH

Age 65

Director since 2000

Committees: Audit and Leadership

John E. Walsh is a licensed professional engineer and a partner with T&M Associates where he has been employed since 2010. He currently serves as Senior Vice President and Practice Leader for Municipal Services. T&M Associates is a privately owned engineering, planning and environmental consulting company. Before then, he served in various management capacities with CMX Engineering, Inc., a privately owned engineering company, from 2001 to 2010. At CMX, Mr. Walsh was responsible for all operational aspects of the business, including operational profitability and oversight of 380 professional engineers and technical staff. Prior to joining CMX Engineering, he was President of Bay Pointe Engineering Associates, Inc., from 1987 to 2001.

Mr. Walsh’s experience with T&M and CMX provides the Board with management and leadership skills, as well as extensive knowledge of business and marketing plans, annual budgets, personnel/resource management, sales initiatives, financial reporting and client management.

SAMUEL R. YOUNG

Age 59

Director since 2016

Committees: Audit and Leadership

Samuel R. Young is the owner, President and Chief Executive Officer of Tilton Fitness Management, which develops, owns and operates commercial and hospital-affiliated, medically integrated health and fitness centers, including seven centers in southern and central New Jersey. Mr. Young also recently retired as a Captain/Unit Commanding Officer in the United States Navy Reserve. Mr. Young was selected as the Greater Atlantic City chamber of Commerce 2008 Businessman of the Year. Mr. Young recently chaired the Atlantic City Chamber of Commerce Board of Directors and currently serves as Chairman of the Board of Directors of the Boys and Girls Club of Atlantic City. Mr. Young was a director of Ocean Shore and OCHB since 2004 until their acquisition by the Company in December 2016, at which time Mr. Young joined the Board.

As the owner of a well-known health and fitness club in one of the Bank’s local market areas, Mr. Young has extensive business and management experience, including finance and accounting experience. Mr. Young’s involvement in a variety of local and civic organizations has further strengthened his ties to the local community.

Directors Whose Terms are Expiring

On November 28, 2018, Diane F. Rhine and Mark G. Solow, members of the Board of Directors of the Company and the Bank, notified the Company that, in order to devote more time to personal business and family, they will not stand for reelection at the Company’s 2019 Annual Meeting of Stockholders. Ms. Rhine joined the Board in 1997 and recently served as Chairperson of the Human Resources/ Compensation Committee. Mr. Solow joined the Board in 2011 and served on the Risk and Human Resources/Compensation Committees. The Company is grateful for Ms. Rhine’s and Mr. Solow’s contributions to the Company.

No director of the Company is also currently a director of a company having a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, other than Grace Torres’s service noted above.

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STOCK OWNERSHIP

The following table provides information as of April 10, 2019 with respect to the persons known by the Company to be the beneficial owners of more than 5% of its outstanding stock. A person is considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address Of Beneficial Owner	Number of Shares Owned	Percent of Common Stock Outstanding
BlackRock Inc. 55 East 52nd Street New York, New York 10055	3,463,135	6.8%	(1)
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, TX 78746	2,871,011	5.7%	(2)

(1)	Based solely on SEC Schedule 13G Amendment No. 8, filed on February 6, 2019.
(2)	Based solely on SEC Schedule 13G Amendment, filed on February 8, 2019.

The following table provides information as of April 10, 2019, about the shares of the Company common stock that may be considered to be beneficially owned by each director, nominee for director and each NEO and by all such directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (excluding options)(1)	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Total Number of Shares Beneficially Owned	Percent of Common Stock Outstanding(2)
Directors
Steven E. Brady(3)(4)	88,694	71,900	160,594	*
Angelo Catania(5)	26,940	13,810	40,750	*
Anthony R. Coscia(6)	42,498	—	42,498	*
Michael D. Devlin(3)(7)	143,795	—	143,795	*
Jack M. Farris(5)	6,760	—	6,760	*
Kimberly M. Guadagno(8)	2,915	—	2,915	*
Nicos Katsoulis(8)	1,190	11,811	13,001	*
John K. Lloyd(6)	7,785	—	7,785	*
Christopher D. Maher(9)(10)(11)(12)	148,832	85,694	234,526	*
Diane F. Rhine(5)	36,368	13,810	50,178	*
Mark G. Solow(5)	21,184	7,000	28,184	*
Grace C. Torres(6)	6,167	—	6,167	*
Grace Vallacchi(10)(11)(12)(13)	26,711	1,838	28,549	*
John E. Walsh(5)	32,257	13,810	46,067	*
Samuel Young(3)(14)	22,521	16,434	38,955	*
Named Executive Officers who are not also Directors
Michael J. Fitzpatrick(10)(12)(15)	221,736	200,638	422,374	*
Joseph J. Lebel III(10)(11)(12)(16)(17)	90,096	83,722	173,818	*
Joseph R. Iantosca(10)(11)(12)(18)	86,060	103,222	189,282	*
Steven J. Tsimbinos(10)(11)(12)(19)	62,509	81,708	144,217	*
All directors and executive officers as a group (21 persons)	1,126,060	730,381	1,856,441	3.6%

*	Less than 1%.

(1)	Each person effectively exercises sole (or shared with spouse or other immediate family members) voting power as to shares reported as of the Record Date.

(2)	Percentages with respect to each person or group of persons have been calculated on the basis of 51,382,190 shares of the Company’s Common Stock, the number of shares of Company Common Stock outstanding and entitled to vote as of April 10, 2019, plus the number of shares of Company Common Stock which such person or group of persons has the right to acquire within 60 days of April 10, 2019 by the exercise of stock options.

(3)	Includes 2,687 unvested shares. Each of Directors Brady, Devlin and Young was awarded 1,035 restricted shares in March 2017, 1,095 restricted shares in January 2018, and 1,190 restricted shares in February 2019. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.

(4)	Includes 6,374 shares held in an individual retirement account.

(5)	Includes 3,753 unvested shares. Each of Directors Catania, Farris, Rhine, Solow and Walsh was awarded 1,850 restricted shares in March 2015, 1,740 restricted shares in March 2016, 1,035 restricted shares in March 2017, 1,095 restricted shares in January 2018, and 1,190 shares in February 2019. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.

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(6)	Includes 2,066 unvested restricted shares. Each of Directors Coscia, Lloyd, and Torres was awarded 1,095 shares in February 2018 and 1,190 shares in February 2019. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.

(7)	Includes 15,662 shares held by Mr. Devlin’s spouse.

(8)	Includes 1,190 unvested restricted shares awarded in February 2019, which vest at a rate of 20% per year commencing on March 1 of the year following the grant.

(9)	Includes 24,405 unvested time-based restricted shares. Mr. Maher was awarded 5,165 restricted shares in March 2015, 5,060 restricted shares in March 2016, 4,740 restricted shares in March 2017, 15,055 restricted shares in January 2018, and 6,460 restricted shares in February 2019. Such awards vest at a rate of 20% per year commencing on March 1 of the year following the grant.

(10)	Includes the following performance-based restricted shares that were awarded in January 2018: Mr. Maher: 15,206; Ms. Vallacchi: 6,812; Mr. Fitzpatrick: 5,718; Mr. Lebel: 11,436; Mr. Iantosca: 11,436, and Mr. Tsimbinos: 9,490. One half of such shares vest on each of March 1 of 2020 and 2021 at approximately 60% or approximately 80% to 100% depending on the attainment of defined performance criteria for each of the calendar years 2019 and 2020, or are forfeited if the threshold performance is not met.

(11)	Includes the following performance-based restricted shares that were awarded in February 2019: Mr. Maher: 24,605; Ms. Vallacchi: 7,340; Mr. Lebel: 12,500; Mr. Iantosca: 7,340, and Mr. Tsimbinos: 7,340. One fifth of such shares vest on each of March 1 of 2020, 2021, 2022, 2023, and 2024 at approximately 60% or approximately 80% to 100% depending on the attainment of defined performance criteria for each of the calendar years 2019, 2020, 2021, 2022, and 2023, or are forfeited if the threshold performance is not met.

(12)	Includes the following shares that have been allocated and are held in trust pursuant to the ESOP as of April 10, 2019: Mr. Maher: 2,156; Ms. Vallacchi: 0; Mr. Fitzpatrick: 84,061; Mr. Lebel: 8,714 Mr. Iantosca: 13,321 and Mr. Tsimbinos: 3,153 Such persons have sole voting power, but no investment power, except in limited circumstances, as to such shares.

(13)	Includes 9,563 unvested time-based restricted shares. Ms. Vallacchi was awarded 3,680 restricted shares in November 2017, 5,475 restricted shares in January 2018, and 2,975 restricted shares in February 2019. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant, with the exception of the November 2017 award, which vests 40% on March 1, 2019 and 20% on March 1 of 2020, 2021, and 2022.

(14)	Includes 5,068 shares held as Deferred Compensation.

(15)	Includes 7,311 unvested time-based restricted shares. Mr. Fitzpatrick was awarded 1,540 restricted shares in March 2015, 1,145 restricted shares in March 2016, 1,455 restricted shares in March 2017, 4,626 restricted shares in January 2018, and 2,976 restricted shares in February 2019. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant, with the exception of the January 2018 award, which vests in three equal installments beginning on March 1, 2019, and the February 2019 award, which vests in three equal installments beginning on March 1, 2020.

(16)	Includes 16,248 unvested time-based restricted shares. Mr. Lebel was awarded 2,055 restricted shares in March 2015, 1,910 restricted shares in March 2016, 2,905 restricted shares in March 2017, 9,225 restricted shares in January 2018, and 5,950 restricted shares in February 2019. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.

(17)	Includes 695 shares held by Mr. Lebel’s spouse.

(18)	Includes 13,273 unvested time-based restricted shares. Mr. Iantosca was awarded 2,055 restricted shares in March 2015, 1,910 restricted shares in March 2016, 2,905 restricted shares in March 2017, 9,225 restricted shares in January 2018, and 2,975 restricted shares in February 2019. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.

(19)	Includes 14,232 unvested time-based shares. Mr. Tsimbinos was awarded 7,575 restricted shares in March 2015, 5,345 restricted shares in March 2016, 2,420 restricted shares in March 2017, 7,690 restricted shares in January 2018, and 2,975 restricted shares in February 2019. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.

Each director and executive officer maintains a mailing address at 110 West Front Street, Red Bank, New Jersey 07701. None of the above directors or executive officers have pledged any shares of the Company.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission. Executive officers, directors and greater than 10% stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company’s executive officers and directors, and greater than 10% beneficial owners have complied with all applicable reporting requirements for transactions in the Company’s common stock during the fiscal year ended December 31, 2018, except for Joseph J. Burke who experienced a late filing for his exercise of stock options on January 8, 2018.

Senior Executive Officers Who Are Not Also Directors

MICHAEL J. FITZPATRICK

Age 63

Michael J. Fitzpatrick has been Executive Vice President and CFO of the Company since 1995. He has also been Executive Vice President and CFO of the Bank since joining the Bank in 1992.

JOSEPH R. IANTOSCA

Age 58

Joseph R. Iantosca was appointed Executive Vice President and Chief Information Officer on January 1, 2019, previously serving as Executive Vice President and Chief Administrative Officer of the Bank since May 2013. Before then, he was First Senior Vice President and Chief Administrative Officer of the Bank since May 2007 and Senior Vice President and Chief Administrative Officer since February 2004, when he joined the Bank. Before then, he was employed with BISYS Banking Solutions for seven years, most recently as National Vice President, Conversions and Implementations.

JOSEPH J. LEBEL III

Age 56

Joseph J. Lebel III was appointed Executive Vice President and Chief Operating Officer of the Bank on January 1, 2019, previously serving as Executive Vice President and Chief Banking Officer since January 2017 and Chief Lending Officer of the Bank from 2013 to 2017. Before then, he was First Senior Vice President and Chief Lending Officer since May 2007. When he first joined the Bank in April 2006, he was Senior Vice President of the Bank, in charge of Commercial Lending. Before then, he was employed with Wachovia Bank N.A. for approximately 22 years, most recently as Senior Vice President.

STEVEN J. TSIMBINOS

Age 49

Steven J. Tsimbinos was appointed Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank in June 2016, having previously served in those roles as First Senior Vice President since September 2010. Prior to joining OceanFirst, he was General Counsel of Copper River Management, L.P., the investment manager to a family of hedge funds, since May 2006, and prior to that a partner with Lowenstein Sandler PC, where he practiced corporate and securities law.

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MICHELE B. ESTEP

Age 49

Michele B. Estep was appointed Executive Vice President and Chief Administrative Officer of the Bank on January 1, 2019. Prior to joining OceanFirst, Ms. Estep was the Executive Vice President and Chief Administrative Officer of Sun National Bank. Before then, she held leadership roles at KeyBank in Albany, New York.

ANGELA K. HO

Age 35

Angela K. Ho was appointed Principal Accounting Officer of the Company in March 2017 and had served as the Principal Accounting Officer of the Bank since September 2016. Prior to joining OceanFirst, Ms. Ho served as the controller of Northfield Bank since 2012 and had significant accounting responsibilities at Signature Bank and KPMG LLP.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section describes the objectives, design and rationale of the Company’s compensation program for its Named Executive Officers (NEOs) and discusses each material element of the Company’s NEO compensation program, how compensation is determined, and recent developments in the Company’s compensation program.

For 2018, the Company’s NEOs were:

Name	Title
Christopher D. Maher	Chairman, CEO and President of the Company and the Bank
Michael J. Fitzpatrick	Executive Vice President and CFO of the Company and the Bank
Joseph J. Lebel III	Executive Vice President and Chief Banking Officer* of the Bank
Joseph R. Iantosca	Executive Vice President and Chief Administrative Officer* of the Bank
Steven J. Tsimbinos	Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank

*	Effective January 1, 2019, Mr. Lebel was appointed Executive Vice President and Chief Operating Officer and Mr. Iantosca was appointed Executive Vice President and Chief Information Officer.

Executive Summary

2018 Business Highlights

The Company completed another successful year in 2018. The Company completed its acquisition of Sun Bancorp, Inc. (“Sun”) and its subsidiary Sun National Bank, as well as the related systems integration. On October 25, 2018, the Company announced the acquisition of Capital Bank of New Jersey (“Capital Bank”), which closed on January 31, 2019. Based on the $24.01 per share closing price of the Company’s common stock on January 31, 2019, the total transactional value was $76.8 million. The acquisition of Capital Bank added $498 million to assets, $311 million to loans, and $449 million to deposits.

•	Earnings Growth. Net income for the year ended December 31, 2018 was $71.9 million, or $1.51 per diluted share, as compared to net income of $42.5 million, or $1.28 per diluted share, for the prior year. Net income for the year ended December 31, 2018 includes merger related expenses, branch consolidation expenses, and a reduction of income tax expense from the revaluation of deferred tax assets as a result of the Tax Cuts and Jobs Act (“Tax Reform”). These items decreased net income, net of tax benefit, for the year ended December 31, 2018 by $22.2 million. Net income for the year ended December 31, 2017 included merger related expenses, branch consolidation expenses, and additional income tax expense related to Tax Reform. These items decreased net income, net of tax benefit, for the year ended December 31, 2017 by $13.5 million. These items reduced diluted earnings per share by $0.47 and $0.42, respectively, for the years ended December 31, 2018 and 2017.
•	Balance Sheet Growth.

–	Total assets increased by $2.1 billion to $7.5 billion at December 31, 2018, from $5.4 billion at December 31, 2017, primarily as a result of the acquisition of Sun, which added $2.0 billion to total assets. Loans receivable, net, increased by $1.6 billion, to $5.6 billion at December 31, 2018, from $4.0 billion at December 31, 2017, primarily due to acquired loans of $1.5 billion as well as purchased loans totaling $197.0 million.
–	Deposits increased by $1.5 billion, to $5.8 billion at December 31, 2018, from $4.3 billion at December 31, 2017, due to acquired deposits of $1.6 billion. Stockholders’ equity increased to $1.039 billion at December 31, 2018, as compared to $601.9 million at December 31, 2017. The acquisition of Sun added $402.6 million to stockholders’ equity. Tangible stockholders’ equity per common shares increased to $14.26 at December 31, 2018, as compared to $13.58 at December 31, 2017.

•	Dividends. In the fourth quarter of 2018, the Company increased its quarterly dividend to $0.17 per share. Cash dividends on common stock declared and paid during the year ended December 31, 2018 were $29.6 million, as compared to $19.3 million for the prior year.
•	Stock Performance. For 2018, the Company’s common stock price decreased by 14.2% and its total stockholder return (assuming dividend reinvestment) was negative 11.9% as compared to total shareholder return of 21.5% for the past three years and 48.6% for the past five years. The following graph shows a comparison of total stockholder return on the Company’s common stock, based on the market price of the Company’s common stock with the cumulative total return of companies in the Nasdaq Composite Index, the SNL Thrift Index and the SNL Bank Index for the period December 31, 2013 through December 31, 2018. The graph may not be indicative of possible future performance of the Company’s common stock. Cumulative return assumes the reinvestment of dividends and is expressed in dollars based on an initial investment of $100.

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	Period Ending
Index	12/31/13	12/31/14	12/31/15	12/31/16	12/31/17	12/31/18
OceanFirst Financial Corp.	100.00	103.05	124.06	191.39	170.96	150.02
Nasdaq Composite	100.00	114.75	122.74	133.62	173.22	168.30
SNL Thrift	100.00	107.55	120.94	148.14	147.06	123.87
SNL Bank	100.00	111.79	113.69	143.65	169.64	140.98

Executive Compensation Program Highlights

Our executive compensation program contains the following components and features that are designed to align the interests of our NEOs and stockholders.

•	Balanced Executive Compensation Program Elements. We use a mix of compensation elements to motivate our executives, incentivize Company performance and reward accomplishments, while promoting safe and sound banking practices. Our Compensation Committee implements a robust risk assessment framework to monitor our executive compensation programs for excessive risk to the Company.
•	No “Single Trigger” Change in Control Benefits. We maintain “double-trigger” change in control clauses in our employment and change in control agreements, and the executives are only entitled to a severance payment if terminated without cause or an executive terminates employment for good reason subsequent to a change in control. In addition, awards under the 2011 Stock Incentive Plan issued after its amendment in June 2017, including those granted in 2018 and 2019, will not automatically vest upon a change in control. In addition, the Company amended the 2011 Stock Incentive Plan in June 2017 to eliminate the automatic issuance of new stock awards upon a change in control.
•	No Excise Tax Gross-Ups. We do not provide for gross-up payments for excise taxes our executives may incur in connection with a change in control.
•	Equity Compensation Best Practices: Our 2011 Stock Incentive Plan, as amended June 2017, contains certain restrictions that reflect sound corporate governance principles, including the following:

–	Dividends on performance-based stock awards and dividend equivalents on performance-based stock unit awards are paid only to the extent the underlying awards vest;
–	Shares that are used to pay the stock option exercise price or tax withholding on an option or Stock Appreciation Right (“SAR”) cannot be used for future grants under the amended 2011 Stock Incentive Plan;
–	Except in connection with a change in control or other significant corporate transaction, the repricing of stock options or SARs without stockholder approval is prohibited; and
–	At least 95% of the shares subject to awards require a vesting period of at least one year.

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•	Use of an Independent Compensation Consultant. In 2018, the Compensation Committee directly engaged an independent compensation consultant to review the competitiveness and effectiveness of our executive compensation program.
•	Performance-Based Stock Awards. In January 2018, the Company implemented performance-based stock awards for NEOs and select senior management executives as a compliment to the Company’s standard time-based restricted shares and options plan. The performance-based awards are valued at approximately 50% of each executive’s total grant. These performance-based awards provide an opportunity for the executive to vest in shares in equal amounts over three years but only when a specific performance metric has been attained or exceeded. Tiered performance goals for the metric are aligned with corresponding tiered vesting values and have been set at Threshold, Target and Superior using financial data from the 2018 strategic plan as approved by the Board. Performance below the Threshold goal in any given year results in that year’s grant allocation being forfeited. Performance above the Superior goal is capped at the Superior value. The Company determined that splitting a significant portion of key senior executive’s grants into a performance-based grant that vests only when a specific target is met will further focus senior management’s efforts on attaining Company-specific goals that will drive performance and benefit all shareholders. The performance-based plan reflects market practice and provides senior management with an easily understood set of three years goals that have been approved by the Board and that provide the opportunity for delivering meaningful value for the Company and the executive if accomplished. Likewise, the Company’s 2019 grants of restricted stock include a performance-based component.
•	Executive Officer Stock Ownership Requirements. We require all of our executive officers to hold substantial amounts of our common stock. Our CEO is expected to own stock with a market value of at least five times his annual base salary. Each other NEO is expected to own stock with a market value of at least three times his annual base salary. Until these guidelines are met, a NEO is required to retain all of the net vested restricted stock and net shares delivered after exercising stock options. See “Stock Ownership Guidelines.”
•	Incentive Clawback Policy. We have a compensation recovery or “clawback” policy that allows our Board to recoup performance-based compensation from our executives in certain circumstances.
•	Policy Limiting Hedging or Pledging our Stock. Unless approved in advance by our Board in limited circumstances, our Insider Trading Policy prohibits our directors, executive officers and certain key employees from engaging in hedging transactions involving our common stock or pledging our common stock.

Objectives of Compensation Program

The Company’s mission is to build relationships and financial solutions that empower clients to achieve their goals. To accomplish its mission, it strives to provide outstanding service and responsiveness to the markets and customers it serves, and the Company’s executive officer compensation program has stated objectives to:

•	provide a comprehensive compensation package that is competitive within the marketplace so that the Company may attract, reward and retain highly qualified, motivated, productive and responsible senior executives;
•	align NEO’s interests with those of stockholders by incentivizing and rewarding individual behaviors that improve the Company’s performance in a manner that is consistent with its business and strategic plans while encouraging prudent decision-making and safe and sound banking practices;
•	create balanced incentives that do not encourage NEOs to expose the Company to inappropriate risks by providing excessive compensation that could lead to material loss;
•	reward NEOs who assume the greatest responsibility and consistently produce positive strategic results within the parameters of sound business and risk management;
•	motivate each individual to perform to the best of his or her ability; and
•	recognize the Company’s cost structure and the economic environment.

The NEOs are one of the Company’s greatest assets, as their leadership and example to all employees drive the Company’s success and customer-centered excellence.

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Compensation Program Design and Rationale

To attract qualified executives as NEOs and to incentivize, reward and retain NEOs who meet the Company’s performance expectations, the Company used the following major elements in its 2018 total compensation for executives:

Compensation Element	Description and Purpose	Link to Performance	Fixed/Performance Based	Short-Term/ Long-Term
Base Salary	Helps attract and retain executives through the periodic payments of market-competitive base pay.	Based on individual performance and responsibilities, prevailing market conditions, current and anticipated Company performance, and current pay levels.	Fixed	Short-term
Cash Incentives	Encourage achievement of financial performance metrics and individual goals that create near-term stockholder value and are consistent with the Company’s business and strategic plans, prudent decision-making, and risk management that reflects safe and sound business practices.	Quantitatively ties compensation directly to factors that are deemed important by the Company.	Performance-based	Short-term
Equity Compensation Plan	The Company grants stock options, time-based restricted stock, and performance-based restricted stock awards to attract, retain and motivate employees by providing for or increasing their economic interests in the long-term success of the Company. Equity grants under the Company’s stock incentive plans complement total compensation packages and enable the Company to align employee interests with those of the stockholders of the Company.	For awards of performance-based restricted stock, vesting only occurs upon achievement of established performance goals. For all other awards, value realization depends on stock performance over time.	Fixed and/or performance based.	Long-term – generally vesting over three to five years
Supplemental Executive Retirement Plan (“SERP”)	Provided to certain NEOs to assure income security into retirement while incentivizing retention.	–	Fixed	Long-term
Other Compensation	Select, non-core benefits comparable to those offered by competitors, such as health and welfare benefits on the same basis as other employees and certain perquisites.	–	Fixed	Short and long-term

Mix of Compensation Elements; Risk Mitigation

The Committee believes that it maintains the appropriate balance of compensation elements to motivate executives and reward accomplishments. Performance-based incentive awards play an important role in the executive compensation program, but their use is balanced to provide stability and to avoid encouraging strategies and risk-taking that might not align with the long-term best interests of the Company and its stockholders and safe and sound banking practices.

The Company is mindful of sound regulatory compensation practices that are designed to cause banking institutions to structure compensation programs in a way that does not provide incentives for executives to take imprudent or excessive risks. The Company’s compensation program for NEOs is designed to mitigate risk by:

•	providing fixed salaries, retirement and benefits that are competitive in the market and permit executives to pay living expenses and provide stability without reliance on incentives;
•	incorporating cash incentives to reward annual performance in accordance with the Company’s predefined annual and strategic goals and objectives;
•	including long-term incentives in the form of time-vested and performance-based restricted stock awards and/or stock options to focus on building long-term stockholder value; and
•	considering prior period results, the exposure to risk, and actual risk outcomes in determining current and future compensation.

To further mitigate risk resulting from performance-based compensation, the Committee considers, and uses when appropriate, metrics and performance goals that incorporate risk management, “clawbacks” to recover prior payments, and performance periods longer than one year. The use of equity-based long-term compensation, in combination with executive stock ownership requirements, reflects the Company’s compensation program’s goals of aligning the interests of executives and stockholders, thereby reducing the exposure to imprudent or excessive risk-taking. The Company believes these features

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balance the need to accept risk exposure in the successful operation of its business with the need to identify, monitor and prudently manage that risk.

In the first quarter of each year, the CRO conducts a compensation risk assessment to review any actual and potential risk created by the Company’s compensation program, as well as analyze the Company’s controls and risk mitigation mechanisms. This risk assessment is presented to and reviewed by the Committee.

After review of the risk assessment presented in 2018, the Committee believes that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company and that the policies (1) appropriately balance risk and financial results in a manner that does not encourage employees to expose the Company to imprudent risk, (2) are compatible with effective controls and risk management, and (3) are supported by strong corporate governance, including active and effective oversight by the Company’s Board of Directors.

The following chart illustrates the mix of the Company’s compensation for 2018 for its CEO, as specified on the Summary Compensation Table.

Consideration of Last Year’s Advisory Stockholder Votes on Executive Compensation

At the 2018 Annual Meeting of Stockholders, approximately 84% of the shares voting on the Company’s non-binding advisory vote on executive compensation (commonly known as “say on pay”) were cast in favor of the compensation of the Company’s executive officers, as described in the 2018 Proxy Statement. The Board and the Compensation Committee appreciate and value the views of our stockholders. In making compensation decisions for the remainder of 2018 and to date in 2019, the Board and the Committee have considered, among other factors, the stockholders’ support and the Board’s overall satisfaction with the current compensation structure.

The Compensation Committee and the Board are mindful of the view and the trend towards the increased use of performance-based compensation and took that into account in making equity grants in 2018 and 2019, as further described above. The Committee and the Board believe that the compensation paid to our executive officers and the Company’s overall pay practices are fair and well-balanced. Further advisory votes on executive compensation and stockholder outreach will continue to serve as a tool to guide the Committee and the Board in their ongoing assessment of the Company’s executive compensation program.

How Compensation Is Determined

The Compensation Committee reviews compensation for the CEO, the other NEOs and the other officers subject to the reporting requirements of Section 16 under the Exchange Act (including the NEOs, the “Section 16 Officers”), and establishes certain guidelines and limits for compensation and benefits programs for other employees of the Company and the Bank. The Compensation Committee annually reviews and evaluates recommendations made by the CEO regarding compensation, including base salary, bonuses and equity grants for the Section 16 Officers, other than the CEO. The Compensation Committee then determines the compensation for the CEO and Section 16 Officers and reports its determination to the Board. In establishing compensation levels, the Compensation Committee considers the Company’s overall strategic objectives, annual performance goals, the report of the compensation consultant regarding peer group comparisons, market data for other institutions, individual executive performance, the relative level of compensation among executive officers and regulatory requirements. The Compensation Committee also has the CRO perform the risk assessment described above.

Executive management and outside advisors from time-to-time may be invited to Compensation Committee meetings to provide their views on compensation matters. The CEO participates in the process of determining compensation for the other NEOs by making recommendations regarding base salary adjustments and awards under incentive and equity plans. The CEO does not participate in the Compensation Committee’s decision as to his own compensation package. See “Corporate Governance – Committees of the Board of Directors” for further information regarding the Compensation Committee.

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Role of Compensation Consultant

The Compensation Committee first retained Mosteller & Associates (“MA”) in 2012 and again retained MA as its independent compensation consultant for 2018. The Compensation Committee considers competitive market data, advice and recommendations received from MA in making compensation decisions. MA and its representatives are independent of the Bank’s management, report directly to the Compensation Committee, and have no economic relationship with the Company other than MA’s role as advisor to the Compensation Committee. On November 14, 2017 and November 26, 2018, the Compensation Committee reviewed information provided by MA regarding its independence. Based on this information and additional review, the Compensation Committee concluded that the work performed by MA does not raise any conflicts of interest.

Compensation Study

The Compensation Committee has historically relied on a peer group to assess relative performance for its annual incentive plans and uses this information as a factor when making compensation decisions. MA conducts peer group studies annually for the Compensation Committee. Two studies were used as a tool in making the Committee’s compensation decisions for 2018.

The first study was conducted in November 2017 (“2017 MA Report”) and used to assist the Committee in determining its compensation decisions for 2018, particularly with respect to base salaries, bonus targets, and stock awards for executives. Anticipating the increase in the asset size after the announcement of the Sun acquisition, MA focused the 2017 MA Report peer group on peer organizations between $3.4 billion and $9.8 billion in assets in the Mid-Atlantic and Northeastern states. The 23 bank peer group for the 2017 MA Report consisted of the following:

Berkshire Hills Bancorp, Inc. (MA) – NASDAQ: BHLB	Northwest Bancshares, Inc. (PA) – NASDAQ: NWBI
Bryn Mawr Bank Corporation (PA) – NASDAQ: BMTC	Oritani Financial Corp. (NJ) – NASDAQ: ORIT
Community Bank System (NY) – NASDAQ: CBU	Peapack-Gladstone Financial Corp. (NJ) – NASDAQ: PGC
Customers Bancorp. (PA) – NASDAQ: CUBI	Provident Financial Services, Inc. (NJ) – NASDAQ: PFS
Dime Community Bancshares, Inc. (NY) – NASDAQ: DCOM	Sandy Spring Bancorp, Inc. (MD) – NASDAQ: SASR
Eagle Bancorp, Inc. (MD) – NASDAQ: EGBN	S&T Bancorp, Inc. (PA) – NASDAQ: STBA
First Commonwealth Financial Corp. (PA) – NASDAQ: FCF	Tompkins Financial Corp. (NY) – NASDAQ: TMP
Flushing Financial Corp. (NY) – NASDAQ: FFIC	TowneBank (VA) – NASDAQ: TOWN
Independent Bank Corp. (MA) – NASDAQ: INDB	Univest Corporation of Pennsylvania (PA) – NASDAQ: UVSP
Lakeland Bancorp, Inc. (NJ) – NASDAQ: LBAI	WesBanco (WV) – NASDAQ: WSBC
NBT Bancorp (NY) – NASDAQ: NBTB	WSFS Financial Corp. – (DE) – NASDAQ: WSFS
Northfield Bancorp, Inc. (NJ) – NASDAQ: NFBK

MA reviewed the Bank’s current level of executive compensation relative to its peers and provided the Compensation Committee with its report at its November 14, 2017 meeting. A strong alignment existed between performance and executive compensation at OceanFirst. The financial performance indicators in the review were as follows:

•	asset size, where the Company was $7.3 billion as compared to a peer group average of $6.8 billion, ranking the Company tenth in the peer group for the year
•	return on assets, where the Company ranked twenty-second in the peer group for 2016 performance
•	return on equity, where the Company ranked sixteenth compared to the 23 bank peer group average for 2016.

In reviewing the report, the Compensation Committee considered that the Company’s performance indicators were adversely impacted during 2017 by merger-related expenses, branch consolidation expenses, stock award acceleration, and Tax Reform. Excluding those factors, the Company’s performance for both ROA and ROE would have both reflected performance in the upper tier of the peer group at 1.06 and 9.52, respectively.

For 2017 and 2018, the Compensation Committee benchmarked compensation at the 50th percentile of the peer group. Overall, the base salaries were 14% below the 23 bank peer group average while the target bonuses trended slightly above the peer group average. Total compensation, including equity awards, was below the peer group averaging 79% of the peer group average with individual ranges from 72% to 93% of the peer group average. The 2017 MA report was taken into account by the Compensation Committee to set and establish executive compensation. Of the respective peer group average for CEO compensation, Mr. Maher’s base salary was 87% of the peer group average, and target bonus was 98% of the peer group average, and total compensation (including equity awards) and all other compensation was 73%.

The second study was conducted in October 2018 (“2018 MA Report”) and used to evaluate peer market data to ensure that 2018 executive compensation was aligned with the 50% percentile peer group benchmark, to assist the Committee in its determination of actual 2018 bonus payouts to the extent of the Committee’s discretion, and to determine 2019 compensation. Given the Company’s growth and possibility for continued acquisition growth,

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MA focused the 2018 MA Report peer group on peer organizations between $5.0 billion and $10.0 billion in assets. This includes 23 similar banks in the Mid-Atlantic and Northeastern states with assets ranging from $5.3 billion to $11.6 billion at the end of 2017. The 23 bank peer group for the 2018 MA Report consisted of the following:

Beneficial Bancorp, Inc., (PA) – NASDAQ: BNCL	Meridian Bancorp, Inc. (MA) – NASDAQ: EBSB
Berkshire Hills Bancorp, Inc. (MA) – NASDAQ: BHLB	NBT Bancorp (NY) – NASDAQ: NBTB
Boston Private Financial Holdings, Inc. (MA) – NASDAQ: BPFH	Northwest Bancshares, Inc. (PA) – NASDAQ: NWBI
Brookline Bancorp, Inc. (MA) – NASDAQ: BRKL	Provident Financial Services, Inc. (NJ) – NASDAQ: PFS
Community Bank System (NY) – NASDAQ: CBU	Sandy Spring Bancorp, Inc. (MD) – NASDAQ: SASR
Customers Bancorp. (PA) – NASDAQ: CUBI	S&T Bancorp, Inc. (PA) – NASDAQ: STBA
Dime Community Bancshares, Inc. (NY) – NASDAQ: DCOM	Tompkins Financial Corp. (NY) – NASDAQ: TMP
Eagle Bancorp, Inc. (MD) – NASDAQ: EGBN	TowneBank (VA) – NASDAQ: TOWN
First Commonwealth Financial Corp. (PA) – NASDAQ: FCF	United Financial Bancorp, Inc. (CT) – NASDAQ: UBNK
Flushing Financial Corp. (NY) – NASDAQ: FFIC	WesBanco (WV) – NASDAQ: WSBC
Independent Bank Corp. (MA) – NASDAQ: INDB	WSFS Financial Corp. – (DE) – NASDAQ: WSFS
Lakeland Bancorp, Inc. (NJ) – NASDAQ: LBAI

MA reviewed the Bank’s current level of executive compensation relative to its peers and provided the Compensation Committee with its report at its November 26, 2018 meeting. A strong alignment existed between performance and executive compensation at OceanFirst. The financial performance indicators in the review were as follows:

•	asset size, where the Company was $7.5 billion as compared to a peer group average of $7.8 billion, ranking the Company eleventh in the peer group for the year
•	return on assets, where the Company ranked fifteenth in the peer group for 2017 performance
•	return on equity, where the Company ranked fifteenth in the peer group and below the peer group average for 2017

In reviewing the 2018 MA Report, the Committee considered that the Company’s performance was impacted in 2018 by merger-related expenses, branch consolidation expenses, and Tax Reform. Excluding those factors, the Company’s performance for both ROA and ROE would have both reflected performance in the upper tier of the peer group. For 2018, the Compensation Committee benchmarked compensation at the 50th percentile of the peer group. Overall, the base salaries were 17% below the 23 bank peer group average while the target bonuses trended above the peer group average. Total compensation, including equity awards, was below the peer group averaging 89% of the peer group average with individual ranges from 79% to 116% of the peer group average. The 2018 MA Report was taken into account by the Compensation Committee in its review of 2018 executive compensation previously established in part by the Committee’s use of the 2017 MA Report to align with the 50% peer group percentile benchmark. The 2018 MA Report was also used to determine actual 2018 bonus payouts, to the extent of the Committee’s discretion in assessing individual performance, and 2019 compensation. Of the respective peer group average for CEO compensation, Mr. Maher’s base salary was 92% of the peer group average, target bonus was 143% of the peer group average, and total compensation (including equity awards) and all other compensation was 79%.

Elements of Compensation

The following describes the elements of compensation and provides information on certain decisions regarding 2018 compensation.

Base Salary

The base salary levels for the NEOs are intended to be competitive with those of comparable positions at peer financial institutions at levels appropriate to attract, retain, motivate and reward individuals to discharge their responsibilities, while being mindful of managing costs, particularly “fixed” costs. After the Compensation Committee’s consideration of various factors, including the growth of the Company, the 2017 MA Report, prevailing market conditions, current and anticipated Company performance, the performance and responsibilities of individual executives, and current pay levels, as applicable, the Company increased NEO base salaries in January 2018. The salaries for 2018 are as follows:

Name	2017 Salary	2018 Salary	Change
Christopher D. Maher	$650,000	$850,000	30.8%
Michael J. Fitzpatrick	$300,000	$325,000	8.3%
Joseph J. Lebel III	$300,000	$350,000	16.7%
Joseph R. Iantosca	$285,000	$310,000	8.8%
Steven J. Tsimbinos	$250,000	$300,000	20.0%

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Cash Incentive Awards

A significant portion of each NEO’s annual cash compensation is contingent on the performance of the Company, the Bank and the individual under a cash incentive compensation plan. Annual non-discretionary cash bonuses for the NEOs are contingent on the performance of the Company, the Bank and the individual, by comparing actual Company performance against targets that are approved by the Compensation Committee at the beginning of 2018, considering the 2017 MA Report. The Committee further considered the 2018 MA Report in setting the cash incentive compensation to be at the 50% percentile of the 2018 peer group. For 2018, Mr. Maher’s bonus target was set as a component of his employment contract. Ordinarily, if cash incentive compensation is paid out under the plan, actual bonus payments may range from 50% of targeted bonus levels for Threshold performance to 150% for Superior performance. For 2018, incentive payments were based on Core Net Income and Core Efficiency Ratio utilizing the following matrix:

Category	Weight	Threshold 50%	Target 100%	Superior 150%
Core Net Income	60%	$ 85,915,800	$ 95,462,200	$ 105,008,200
Core Efficiency Ratio	40%	57.89%	55.50%	53.11%

For purposes of the matrix, the Core Net Income and Core Efficiency Ratio values were derived from the Company’s 2018 Business Plan as proposed by senior management and approved by the Board in December 2017. The results for 2018 were Core Net Income at $94,148,000 (below Target) and the Core Efficiency Ratio at 56.76% (slightly below Target), resulting in overall funding of 85.5% of Target. Funding is then adjusted for individual performance. “Core” measures exclude merger related expenses, branch consolidation expenses and a reduction in income tax expense from the revaluation of deferred tax assets due to Tax Reform. The incentives are determined based upon the Company’s success in achieving its financial goals, as adjusted for individual performance, as well as consideration of the 2018 MA Report, the most recent compensation study reviewed by the Committee. Despite the funding level of 85.5% for the NEOs, management recommended to the Committee, and the Committee approved, that the funding level for the NEOs be reduced to 83.1% to align with the funding level of the VP and Above officer category who were measured on a slightly different set of 2018 plan metrics. Individual allocation of incentive was based upon individual performance in the threshold to superior range as described above. The following table provides a summary of the incentive payments to the Company’s NEOs for 2018:

Name	Target Bonus	Percent of Salary	Actual Bonus
Christopher D. Maher	$750,000	88.2%	$934,000
Michael J. Fitzpatrick	$175,000	53.9%	$181,781
Joseph J. Lebel III	$200,000	57.2%	$249,300
Joseph R. Iantosca	$175,000	56.5%	$145,425
Steven J. Tsimbinos	$175,000	58.3%	$196,324

Discretionary Bonus Payments

The Company did not make any discretionary bonus payments to the NEOs for 2018 and limits the use of discretionary bonus payments to extraordinary circumstances to rectify inequities or recognize outstanding performance.

Executive Incentive Awards

During 2018, the Compensation Committee approved the grants of stock options and restricted stock awards under the Company’s stock incentive plans. The grants vest over five years, with the exception of the time-based restricted stock and stock option grants to Mr. Fitzpatrick, and the performance-based awards described below, which vest over three years. The award levels and vesting schedules were determined based on various factors, including prevailing market conditions, performance and responsibilities of individual executives, current pay levels, the amount of awards previously granted and the 2018 MA Report. Awards in 2018 to the NEOs are presented in “Executive Compensation” under the “Stock Options” and “Stock Awards” columns of the Summary Compensation Table and the Grants of Plan-Based Awards Table, and can be illustrated as follows:

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To align NEOs’ interests with stockholders, the most significant portion of each executive’s total equity award was awarded as performance-based restricted stock with the remaining portion of the award granted as time-vested restricted stock and stock options. For Mr. Maher, approximately 48% (determined by dollar value) of his 2018 award was granted in performance-based restricted stock (assuming vesting at the Target level), 39% was granted in time-vested restricted stock and 13% in options. For all other executives, approximately 53% of their awards during 2018 were granted as performance-based restricted stock (assuming vesting at the Target level), 35% as time-vested restricted stock, and 12% in stock options. Performance-based shares awarded vest equally over three years but only when specific performance metrics for Return on Assets (“ROA”) have been met or exceeded. The Compensation Committee selected ROA as the performance metric because it is one of the primary goals tracked by the Company and its stockholders. The Compensation Committee believes that the grants made in 2018 appropriately balance the goal of creating an incentive to increase stockholder value with the goal of risk mitigation and promoting sound banking practices. The number of shares of performance-based restricted stock earned for each of 2018, 2019, and 2020 will vary based on performance relative to established goals for ROA at Threshold, Target, and Superior performance levels. For 2018, the ROA performance goals were 1.25% at Threshold, 1.32% at Target, and 1.39% at Superior performance. Based on 2018 results, the executives earned at the Threshold level and the shares vested on March 1, 2019. See “Compensation Program Design and Rationale – Mix of Compensation Elements; Risk Mitigation.”

Benefits

All NEOs participate in the benefit plans generally available to the employees, including medical, life and disability insurance, the 401(k) Plan and the Company’s Employee Stock Ownership Plan (“ESOP”). The Company also maintains SERPs covering Messrs. Maher and Fitzpatrick. These SERPs are intended to promote continued service of covered executives by providing a supplement to the executive’s other qualified retirement plan benefits, which are limited by law. In the case of Mr. Fitzpatrick, the benefit is based on the average of the highest compensation during any four consecutive calendar years and length of service with the Company, and in the case of Mr. Maher, an agreed upon schedule of annual contributions. The Company did not make any significant changes to the benefits offered to its NEOs in 2018. See “Executive Compensation – Nonqualified Deferred Compensation – Supplemental Executive Retirement Plan.”

Perquisites

The Company provided perquisites to certain NEOs in the form of Company-paid automobile benefits and, for certain NEOs, country club dues and provision of a comprehensive executive physical. The NEOs are subject to the Company’s Travel and Entertainment Policy, which governs travel, dining and entertainment expenses for all employees. Perquisites are included in the footnotes and narratives to the Summary Compensation Table within Executive Compensation.

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Deferred Compensation

The Bank provides certain NEOs with an opportunity to elect to defer current compensation under the Deferred Compensation Plan for Executives (the “Deferral Plan”). The Deferral Plan permits eligible executives selected by the Bank’s Board to elect to defer receipt of up to 100% of base salary and annual bonus pursuant to the terms of the Deferral Plan. The Company did not make any significant changes to the deferral program for its NEOs.

Employment Agreements

The continued success of the Company depends to a significant degree on the skills and competence of its NEOs. As part of its compensation program, the Company affords its NEOs eligibility for payments and benefits in the event of certain employment terminations and/or in the event of a change in control of the Company. The employment agreements are intended to ensure that the Company will be able to maintain a stable and competent management base. The employment agreements also include restrictive covenants (non-competition, non-solicitation, and confidentiality) to protect the Company’s business interest in the event that an executive leaves employment with the Company. The employment agreements are described later in the proxy under “Executive Compensation – Employment Agreements.”

Stock Ownership Guidelines

The Board, upon the recommendation of the Leadership Committee, has adopted stock ownership guidelines (the “Guidelines”) for non-employee directors and the NEOs. The Guidelines were adopted to better align the interests of the non-employee directors and the NEOs with those of the Company’s stockholders. The Guidelines provide that the CEO shall own Company stock with a market value of at least five times his annual base salary. To comply with the Guidelines, each other NEO shall own Company stock with a market value of at least three times his annual base salary. Each NEO shall meet the share ownership requirements within five years of the officer having become an NEO. Shares that count towards the Guidelines’ requirement include those shares listed under the officer’s share ownership, including shares held in the officer’s ESOP and 401(k) accounts, unvested time-based and performance-based restricted stock, and the value of vested and unvested stock options, where such value is calculated as the cumulative expense recognized by the Company on its financial statements. Until the Guidelines are met, an NEO shall retain all of the net vested restricted stock and net shares delivered after exercising stock options. Net shares refers to the shares that remain after shares are sold or netted to pay the exercise price of options and any withholding taxes.

All of the Company’s NEOs were in compliance with the Stock Ownership Guidelines for 2018.

Hedging/Pledging Policy

The Company believes that the interests of its directors and senior executive officers should be aligned with stockholders. To assure this alignment, the Company has adopted an anti-hedging/pledging policy which states that its directors and senior executive officers, defined as any officer that is required to file reports under Section 16 of the Exchange Act, may not, without the approval of the Board: (1) directly or indirectly engage in hedging or monetization transactions, through transactions in the Company’s securities or through financial instruments designed for that purpose or achieving that effect, including equity swaps, puts, calls, collars, forwards, exchange funds and prepaid variable forwards, or (2) pledging or hypothecating the Company’s securities as collateral for a loan, including through the use of a traditional margin account with a securities broker. Any request to engage in a hedging or pledging transaction must be submitted to the General Counsel, with a description of the transaction(s) and the reasons for the transaction(s), at least two weeks prior to the anticipated transaction.

The General Counsel will review the circumstances and reasons for this request and determine whether there is a valid reason to approve the transaction. Since the adoption of this policy, there have been no requests for hedging or pledging transactions.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information regarding the compensation paid or accrued by the Company during the fiscal years ended December 31, 2018, 2017 and 2016 to or for the account of the CEO, CFO, and the other three most highly compensated executive officers of the Company (the “NEOs”):

			Stock Awards
Name and Principal Position	Year	Salary ($)	Time-based Stock Awards ($)(1)	Performance- based Stock Awards ($)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Christopher D. Maher, Chairman, President and CEO of the Company and the Bank	2018	846,154	412,507	500,022	137,496	934,000	98,405	2,928,584
	2017	650,000	137,507	—	412,508	742,500	82,675	2,025,190
	2016	598,462	87,437	—	262,574	540,000	88,843	1,577,316
Michael J. Fitzpatrick, Executive Vice President and CFO of the Company and the Bank	2018	324,519	126,752	189,964	42,252	181,781	188,347	1,053,615
	2017	300,000	42,210	—	126,450	225,000	166,504	860,164
	2016	287,116	19,786	—	59,400	225,000	160,971	752,273
Joseph J. Lebel III, Executive Vice President and Chief Operating Officer of the Bank	2018	349,039	252,765	374,997	84,238	249,300	38,992	1,349,331
	2017	300,000	84,274	—	252,900	250,000	26,011	913,185
	2016	278,116	33,005	—	99,000	250,000	28,096	697,217
Joseph R. Iantosca, Executive Vice President and Chief Information Officer of the Bank	2018	309,519	252,765	374,997	84,238	145,425	36,169	1,203,113
	2017	285,000	84,274	—	252,900	200,000	32,541	854,715
	2016	279,846	33,005	—	99,000	217,000	40,153	669,004
Steven J. Tsimbinos, Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank	2018	299,039	210,706	309,976	70,258	196,234	34,323	1,120,536
	2017	250,000	70,204	—	210,750	175,000	29,869	735,823
	2016	248,568	92,362	—	39,600	125,000	38,880	544,410

(1)	Reflects the value of time-based restricted stock and stock option awards granted to the executive officers based on the grant date fair value of the awards. See note 12 to Company’s audited consolidated financial statements for the year ended December 31, 2018, filed with the Company’s Form 10-K for assumptions made in the valuation.
(2)	Reflects the value of the Target tier of performance-based restricted stock awards granted to the executive officers based on the grant date fair value of the awards. See note 12 to Company’s audited consolidated financial statements for the year ended December 31, 2018, filed with the Company’s Form 10-K for assumptions made in this valuation.
The value of the performance-based restricted stock awards at the Superior tier are as follows: Mr. Maher, $624,967; Mr. Fitzpatrick, $235,010; Mr. Lebel, $470,020; Mr. Iantosca, $470,020; and Mr. Tsimbinos, $390,039.
(3)	Reflects payments made for each respective year under the annual incentive compensation plan.
(4)	All other compensation was comprised of the following elements for 2018:

	Christopher D. Maher	Michael J. Fitzpatrick	Joseph J. Lebel III	Joseph R. Iantosca	Steven J. Tsimbinos
Employee Stock Ownership Plan Allocation	$9,371	$9,371	$9,371	$9,371	$9,371
401(k) Plan Contribution (Company match)	9,625	9,625	9,625	9,625	5,997
SERP Allocation	35,217	137,893	—	—	—
Life Insurance Premiums	1,932	4,722	3,314	2,922	976
Company-provided Automobile Benefit	18,624	16,037	13,584	11,153	7,400
Company-paid Club Dues	12,351	—	—	—	5,650
Company-paid Executive Physical	4,500	4,500	—	—	—
Change in Nonqualified Deferred Compensation Earnings	995	3,546	—	—	—
Cash Dividend Payments on Restricted Stock	5,790	2,653	3,098	3,098	4,929
TOTAL	$98,405	$188,347	$38,992	$36,169	$34,323

CEO Pay Ratio

Christopher D. Maher, Chairman, President and CEO, had fiscal 2018 total compensation of $2,928,584 as reflected in the 2018 Summary Compensation Table included in this proxy statement. We calculated the median annual compensation for all OceanFirst Bank employees, excluding our CEO, was $49,070 for 2018. As a result, Mr. Maher’s 2018 annual compensation was approximately 60 times that of the median annual compensation for all employees.

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In order to estimate our CEO pay ratio, we used our employee population as of December 31, 2018. We calculated median employee compensation aggregating the total of base salary, overtime, annual bonus and annualized benefit costs for all employees. For employees hired during the year, their compensation was annualized to reflect a full year of wages. Employees benefit costs were annualized based upon their enrollment status as of December 31, 2018. We did not include independent contractors in our determination. Once the median employee compensation was identified, the total annual compensation for the CEO was calculated using the same methodology used to calculate the Total Annual Compensation for the NEOs as set forth in the 2018 Summary Compensation Table contained in this proxy statement, plus the annualized cost of benefits excluded from the Summary Compensation Table. On this basis, Mr. Maher’s total compensation was $2,946,537. The CEO pay ratio was then calculated by dividing the CEO total annual compensation by the median employee compensation.

The SEC’s rules requiring pay ratio disclosure allow companies to exercise a significant amount of flexibility in making a determination as to who is the median employee and does not mandate that each public company use the same method. In addition, our compensation philosophy supports fair pay based on a person’s role in the Company, a subjective determination of the market value of that person’s job and that person’s performance in that position. As a result, the annual total compensation of our median employee is unique to the CEO pay ratio calculation and is not an indicator of the annual total compensation of each of our employees nor is comparable to the annual total compensation of employees at other companies. Similarly, we would not expect that the ratio of the annual total compensation of our CEO to our median employee to be a number that can be compared to the ratio determined by other companies in any meaningful way.

Employment Agreements

The Company has entered into separate employment agreements with Messrs. Maher, Fitzpatrick, Lebel, Iantosca, and Tsimbinos (each such person, the “Executive”).

The employment agreements have terms expiring on July 31, 2021. Each employment agreement provides that the agreement shall be extended each August 1 for an additional year, unless prior written notice of non-renewal is given to the Executive after conducting the Executive’s performance evaluation. In addition to base salary, the agreements provide for, among other things, participation in cash incentive and stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreements also provide that the compensation awarded under the agreements is subject to reduction or “clawback” under certain circumstances.

The agreements provide for termination, at any time by the Bank or the Company, for cause as defined in the agreements or without cause. In the event the Bank or the Company chooses to terminate the Executive’s employment for reasons other than for cause, or in the event of the Executive’s qualifying resignation from the Bank and if applicable the Company, the Executive would be entitled to receive an amount equal to the greater of (x) the remaining base salary payments the Executive would have earned until the expiration of the term of the employment agreement or (y) the Executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the target cash incentive compensation for the current fiscal year. In the event of such a qualifying termination, the Company would also continue to pay for the Executive’s life, health and disability coverage for the remaining term of the employment agreement or 18 months, whichever is less. Resignation by the executive would qualify him for the above severance benefits upon: (1) a change in the Executive’s authority, duties or responsibilities which represents a material adverse change from those in effect immediately prior to such change; (2) a material decrease in the Executive’s annual salary, target cash compensation (unless target cash compensation was materially decreased for all NEOs as listed in the Company’s most recent proxy statement), or elimination or reduction of any material benefit that the Company otherwise provides to its executives of similar rank (except those changes to any benefit or benefit program implemented for all Company employees who participate in such benefits or programs or that may be required by law) without his prior written agreement, (3) relocation of Executive’s principal place of employment to a location that increases the Executive’s commute from his primary residence by more than 30 miles one way; or (4) a material breach of the agreement by the Company.

Under the agreements, if a qualifying resignation or involuntary termination (other than for cause) follows a change in control (as defined in the employment agreements) of the Company, the Executive would be entitled to a severance payment (the “Change in Control Payment”) equal to the sum of (x) Executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the target cash incentive compensation for the current fiscal year. The Executive would also be entitled to continued health and welfare benefits as described above. If the Bank is adequately capitalized at the time of the change in control, the Change in Control Payment will be multiplied by a factor of three, provided, however, that the total value of the Change in Control Payment (including any insurance benefits provided) shall not exceed three times the sum of (x) the Executive’s salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or the (ii) Target Cash Compensation for the current fiscal year. If the amount of such termination benefits are deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, such termination benefits will be reduced to an amount $1.00 less than the amount that triggers such excise tax, but only if such reduced amount is greater than the aggregate amount of the termination benefits unreduced less the amount of the excise tax and any applicable state and federal taxes.

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In event of the Executive’s subsequent death while he is receiving the above severance payments (whether or not it the event of a change in control), such payments will be made to his beneficiaries or estate. Each Executive is subject to certain confidentiality provisions, as well as certain non-competition and non-solicitation provisions during the term of the agreement and for one year post termination. The employment agreements provide for the arbitration of disputes between the parties and that the prevailing party shall be awarded attorneys’ fees. The employment agreements also provide that the Company shall indemnify the Executive to the fullest extent allowable under Delaware law and if applicable federal law.

Grants of Plan-Based Awards

The following tables set forth certain information regarding stock options, restricted stock awards and non-equity incentive plan awards to the NEOs during the Company’s fiscal year ended December 31, 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Christopher D. Maher	1/01/18	375,000	750,000	1,125,000
Michael J. Fitzpatrick	1/01/18	87,500	175,000	262,500
Joseph J. Lebel III	1/01/18	100,000	200,000	300,000
Joseph R. Iantosca	1/01/18	87,500	175,000	262,500
Steven J. Tsimbinos	1/01/18	87,500	175,000	262,500

(1)	Amounts shown represent the range of potential payouts for fiscal 2018 performance under the 2011 Cash Incentive Compensation Plan. The performance period for the non-equity awards was January 1, 2018 through December 31, 2018.

					All Other Stock Awards:	All Other Option Awards:	Exercise or	Grant Date
		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Number of Shares of	Number of Securities	Base Price of Option	Fair Value of Stock
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)(2)	Underlying Options (#)(3)	Awards ($/Sh)(4)	& Option Awards ($)(5)
Christopher D. Maher	1/24/18	13,686	18,249	22,809	15,055	25,275	27.40	1,050,026
Michael J. Fitzpatrick	1/24/18	5,109	6,933	8,577	4,626	7,767	27.40	358,969
Joseph J. Lebel III	1/24/18	10,218	13,686	17,154	9,225	15,485	27.40	712,000
Joseph R. Iantosca	1/24/18	10,218	13,686	17,154	9,225	15,485	27.40	712,000
Steven J. Tsimbinos	1/24/18	8,577	11,313	14,235	7,690	12,915	27.40	590,940

(1)	Refers to awards of performance-based restricted shares of Company stock under the 2011 Stock Incentive Plan. Awards vest over three years in equal annual installments from the date of grant, upon attainment of defined performance criteria.
(2)	Refers to awards of time-based restricted shares of Company common stock under the 2011 Stock Incentive Plan. Awards vest over five years in equal annual installments from date of grant, with the exception of Mr. Fitzpatrick, whose award vests over three years.
(3)	Refers to awards of time-based stock options under the 2011 Stock Incentive Plan. Options vest over five years in equal annual installments from date of grant, with the exception of Mr. Fitzpatrick, whose award vests over three years.
(4)	Closing price of the underlying shares of Company common stock on the date of grant.
(5)	Reflects the value of the time-based restricted stock awards, the value of the performance-based restricted stock vesting at the Target level, and stock options granted to the executive officers based on the grant date fair value of the awards. See note 12 to Company’s audited consolidated financial statements for the year ended December 31, 2018, filed with the Company’s Form 10-K for assumptions made in the valuation.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding stock options and stock awards held by the NEOs of the Company at December 31, 2018:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Christopher D. Maher	4,500	—	14.55	6/17/23	—	—	—	—
	—	12,000	17.75	3/19/24	—	—	—	—
	—	29,772	17.37	3/18/25	—	—	—	—
	—	59,677	17.28	3/16/26	—	—	—	—
	14,680	58,720	29.01	3/15/27	—	—	—	—
	__	25,275	27.40	1/24/28	—	—	—	—
	—	—	—	—	2,066	46,506	—	—
	—	—	—	—	3,036	68,340	—	—
	—	—	—	—	3,792	85,358	—	—
	—	—	—	—	15,055	338,888	—	—
	—	—	—	—	—	—	18,249	410,785
Michael J. Fitzpatrick	29,770	—	10.00	2/17/20			—	—
	30,000	—	13.87	2/18/21	—	—	—	—
	30,000	—	13.83	2/15/22	—	—	—	—
	22,500	—	14.62	2/15/23	—	—	—	—
	18,000	4,500	17.75	3/19/24	—	—	—	—
	13,500	9,000	17.37	3/18/25	—	—	—	—
	9,000	13,500	17.28	3/16/26	—	—	—	—
	7,500	15,000	29.01	3/15/27	—	—	—	—
		7,767	27.40	1/24/28	—	—	—	—
	—	—	—	—	352	7,924	—	—
	—	—	—	—	616	13,866	—	—
	—	—	—	—	687	15,464	—	—
	—	—	—	—	970	21,835	—	—
	—	—	—	—	4,626	104,131	—	—
	—	—	—	—			6,933	156,062
Joseph J. Lebel III	11,250	—	14.55	6/17/23	—	—	—	—
	—	4,875	17.75	3/19/24	—	—	—	—
	18,000	12,000	17.37	3/18/25	—	—	—	—
	15,000	22,500	17.28	3/16/26	—	—	—	—
	9,000	36,000	29.01	3/15/27	—	—	—	—
	—	15,485	27.40	1/24/28	—	—	—	—
	—	—	—	—	382	8,599	—	—
	—	—	—	—	822	18,503	—	—
	—	—	—	—	1,146	25,796	—	—
	—	—	—	—	2,324	52,313	—	—
	—	—	—	—	9,225	207,655	—	—
	—	—	—	—	—	—	13,686	308,072

(Table continues and footnotes on following pages)

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Joseph R. Iantosca	11,250	—	14.55	6/17/23	—	—	—	—
	19,500	4,875	17.75	3/19/24	—	—	—	—
	18,000	12,000	17.37	3/18/25	—	—	—	—
	15,000	22,500	17.28	3/16/26	—	—	—	—
	9,000	36,000	29.01	3/15/27	—	—	—	—
	—	15,845	27.40	1/24/28	—	—	—	—
	—	—	—	—	382	8,599	—	—
	—	—	—	—	822	18,503	—	—
	—	—	—	—	1,146	25,796	—	—
	—	—	—	—	2,324	52,313	—	—
	—	—	—	—	9,255	207,655	—	—
	—	—	—	—	—	—	13,686	308,072
Steven J. Tsimbinos	10,125	—	13.87	2/18/21	—	—	—	—
	10,125	—	13.83	2/15/22	—	—	—	—
	11,250	—	14.62	2/15/23	—	—	—	—
	10,500	2,625	17.75	3/19/24	—	—	—	—
	7,875	5,250	17.37	3/18/25	—	—	—	—
	6,000	9,000	17.28	3/26/26	—	—	—	—
	7,500	30,000	29.01	3/15/27	—	—	—	—
	—	12,915	27.40	1/24/28	—	—	—	—
	—	—	—	—	206	4,637	—	—
	—	—	—	—	3,030	68,205	—	—
	—	—	—	—	3,207	72,190	—	—
	—	—	—	—	1,936	43,579	—	—
	—	—	—	—	7,690	173,102	—	—
	—	—	—	—	—	—	11,313	254,656

(1)	Options vest as to 20% of the shares subject to the grant on or about each anniversary of the grant date, subject to the executive’s continued service on the relevant vesting dates, with the exception of Mr. Fitzpatrick’s last two option awards, which vest at a rate of 33.3% on or about each anniversary of the grant date.
With respect to Mr. Maher’s stock options that have not vested, the options for 12,000 shares vest on March 1, 2019; the options for 29,772 shares vest in equal installments on March 1 of 2019 and 2020; the options for 59,677 shares vest in equal installments on March 1 of 2019, 2020 and 2021; the options for 58,720 shares vest in equal installments on March 1 of 2019, 2020, 2021 and 2022, and the options for 25,275 shares vest in equal installments on March 1 of 2019, 2020, 2021, 2022, and 2023.
With respect to Mr. Fitzpatrick’s stock options that have not vested, the options for 4,500 shares vest on March 1, 2019; the options for 9,000 shares vest in equal installments on March 1 of 2019 and 2020; the options of 13,500 shares vest in equal installments on March 1 of 2019, 2020 and 2021; the options of 15,000 shares vest in equal installments on March 1 of 2019 and 2020, and the options of 7,767 shares vest in equal installments on March 1 of 2019, 2020, and 2021.
With respect to Mr. Lebel’s stock options that have not vested, the options for 4,875 shares vest on March 1, 2019; the options for 12,000 shares vest in equal installments on March 1 of 2019 and 2020; the options for 22,500 shares vest in equal installments on March 1 of 2019, 2020 and 2021; the options for 36,000 shares vest in equal installments on March 1 of 2019, 2020, 2021 and 2022, and the options for 15,485 shares vest in equal installments on March 1 of 2019, 2020, 2021, 2022, and 2023.
With respect to Mr. Iantosca’s stock options that have not vested, the options for 4,875 shares vest on March 1, 2019; the options for 12,000 shares vest in equal installments on March 1 of 2019 and 2020; the options for 22,500 shares vest in equal installments on March 1 of 2019, 2020 and 2021; the options for 36,000 shares vest in equal installments on March 1 of 2019, 2020, 2021 and 2022, and the options for 15,485 shares vest in equal installments on March 1 of 2019, 2020, 2021, 2022, and 2023.
With respect to Mr. Tsimbinos’s stock options that have not vested, the options for 2,625 shares vest on March 1, 2019; the options for 5,250 shares vest in equal installments on March 1 of 2019 and 2020; the options for 9,000 shares vest in equal installments on March 1 of 2019, 2020, and 2021, the options for 30,000 shares vest in equal installments on March 1 of 2019, 2020, 2021 and 2022, and the options for 12,915 shares vest in equal installments on March 1 of 2019, 2020, 2021, 2022, and 2023.

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(2)	The restricted stock vests as to 20% of the shares subject to the award on March 1 of each year following the grant date, subject to the executive’s continued service on the relevant vesting dates, with the exception of Mr. Fitzpatrick’s last two restricted stock awards, which vest at a rate of 33.3% on March 1 of each year following the grant date.
With respect to Mr. Maher’s shares that have not vested, the 2,066 shares vest in equal installments on March 1 of 2019 and 2020; the 3,036 shares vest in equal installments on March 1 of 2019, 2020 and 2021; the 3,792 shares vest in equal installments on March 1 of 2019, 2020, 2021 and 2022, and the 15,055 shares vest in equal installments on March 1 of 2019, 2020, 2021, 2022, and 2023.
With respect to Mr. Fitzpatrick’s shares that have not vested, the 352 shares vest on March 1, 2019; the 616 shares vest in equal installments on March 1 of 2019 and 2020; the 687 shares vest in equal installments on March 1 of 2019, 2020 and 2021; the 970 shares vest in equal installments on March 1 of 2019 and 2020, and the 4,626 shares vest in equal installments of March 1 of 2019, 2020, and 2021.
With respect to Mr. Lebel’s shares that have not vested, the 382 shares vest on March 1, 2019; the 822 shares vest in equal installments on March 1 of 2019 and 2020; the 1,146 shares vest in equal installments on March 1 of 2019, 2020 and 2021; the 2,324 shares vest in equal installments on March 1 of 2019, 2020, 2021 and 2022, and the 9,225 shares vest in equal installments on March 1 of 2019, 2020, 2021, 2022, and 2023.
With respect to Mr. Iantosca’s shares that have not vested, the 382 shares vest on March 1, 2019; the 822 shares vest in equal installments on March 1 of 2019 and 2020; the 1,146 shares vest in equal installments on March 1 of 2019, 2020 and 2021; the 2,324 shares vest in equal installments on March 1 of 2019, 2020, 2021 and 2022, and the 9,225 shares vest in equal installments on March 1 of 2019, 2020, 2021, 2022, and 2023.
With respect to Mr. Tsimbinos’s shares that have not vested, the 206 shares vest on March 1, 2019; the 3,030 shares vest in equal installments on March 1 of 2019 and 2020; the 3,207 shares vest in equal installments on March 1 of 2019, 2020 and 2021; the 1,936 shares vest in equal installments on March 1 2019, 2020, 2021 and 2022, and the 7,690 shares vest in equal installments on March 1 of 2019, 2020, 2021, 2022, and 2023.
(3)	Market value computed using the closing price of the Company’s common stock on December 31, 2018 ($22.51).
(4)	Represents the Target tier for performance-based restricted stock awards granted in 2018. Each performance-based award vests in three equal installments on March 1 of 2019, 2020, and 2021, at 75% of Target level for Threshold performance or up to 125% of Target level for Superior performance, depending on the attainment of performance criterial for the calendar years ending 2018, 2019, 2020, or forfeited if the Threshold performance is not met.

Option Exercises and Stock Vested

The following table sets forth certain information regarding exercises of options or vesting of restricted shares during the Company’s fiscal year ended December 31, 2018:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Christopher D. Maher	98,055	1,319,126	3,903	102,415
Michael J. Fitzpatrick	—	—	1,679	44,057
Joseph J. Lebel III	30,750	417,743	2,057	53,976
Joseph R. Iantosca	31,500	523,688	2,057	53,976
Steven J. Tsimbinos	9,750	189,443	3,426	89,898
(1)	Computed using the closing price of the Company’s common stock on the applicable exercise/vesting date.

Nonqualified Deferred Compensation

Supplemental Executive Retirement Plans

The Bank maintains non-qualified SERPs to provide Messrs. Maher and Fitzpatrick with additional retirement benefits. As part of Mr. Maher’s SERP arrangement, the Bank established in 2014 an account for the benefit of his retirement and commenced the funding of that SERP by an annual Company contribution. Such account will be paid in full upon the termination of his employment due to his retirement after age 65, resignation for Good Reason (as defined), termination without Cause (as defined) or his death. If Mr. Maher’s employment terminates for a reason other than those detailed in the preceding sentence, Mr. Maher shall be paid the balance of the account, less contributions for the preceding five years and less any earnings on those forfeited contributions. For Mr. Fitzpatrick, the benefits provided under his SERP make up the difference between an amount up to 70% of the average of the highest compensation during any four consecutive calendar years and the benefits provided from the Bank’s 401(k) Retirement Plan plus the benefits which would have been provided from the Bank’s Retirement Plan (Pension Plan) which was frozen in 1996 and terminated in 1998. In addition, the SERP provides a benefit equal to the benefits lost from the ESOP due to the application of limitations imposed by the Code, as amended, on compensation and maximum benefits under the ESOP. The Bank established an irrevocable trust in connection with the SERP for Mr. Fitzpatrick. The trust is funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The assets of the trust are beneficially owned by the SERP participant, who recognizes as income contributions that are made to the trust. Earnings on the trust’s assets are taxable to the participant.

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Nonqualified Deferred Compensation Plan for Executives

This Deferral Plan previously allowed eligible officers selected by the Bank’s Board to defer receipt of up to 100% of base salary and annual bonus pursuant to the terms of the Plan. The Plan currently maintains balances from prior deferrals but is currently not accepting new contributions. Participating executive’s prior deferrals were credited to a bookkeeping account and are increased on the last day of each month by interest earned at the rate equal to the Stable Fund Rate for the 401(k) Plan plus 250 basis points. The following table sets forth certain information regarding nonqualified deferred compensation benefits to NEOs of the Company during the Company’s fiscal year ended December 31, 2018:

Name	Plan Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)		Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Christopher D. Maher	SERP	—	35,217	(1)	6,463	—	174,333
	Deferral Plan	—	—		—	—	—
Michael J. Fitzpatrick	SERP	—	137,893	(2)	—	—	—
	Deferral Plan	—	—		18,526	—	491,294	(3)
Joseph J. Lebel III	SERP	—	—		—	—	—
	Deferral Plan	—	—		—	—	—
Joseph R. Iantosca	SERP	—	—		—	—	—
	Deferral Plan	—	—		—	—	—
Steven J. Tsimbinos	SERP	—	—		—	—	—
	Deferral Plan	—	—		—	—	—

(1)	Represents annual SERP contribution. The contributions are credited to a bookkeeping account and reflected as a liability on the Company’s financial statements. Contributions and related earnings are taxed to the participant in the year they are distributed.
(2)	Represents annual SERP contribution. The contributions are held in trust for the irrevocable benefit of the SERP participant. Contributions are taxed to the participant in the year they are added to the trust. SERP account balances are treated as participant assets, rather than Company assets, and are not reflected on the Company’s financial statements.
(3)	Excludes SERP account balance.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following describes the provisions of contracts, agreements or plans (other than plans available generally to salaried employees that do not discriminate in favor of executive officers) which provide for payments to executive officers at, following or in connection with termination of employment or a change in control of the Company.

Employment Agreements — Involuntary or Constructive Termination

The employment agreements of Messrs. Maher, Fitzpatrick, Lebel, Iantosca and Tsimbinos provide for certain severance payments in the event employment is terminated by the Company or the Bank without cause or the Executive’s qualifying voluntary resignation under the agreements. The severance payment provided under the employment agreements would be equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year. In the event of such a qualifying termination, the Company would also continue to pay for the Executive’s life, health and disability coverage for the remaining term of the employment agreement or 18 months, whichever is less.

Employment Agreements — Involuntary or Constructive Termination Following Change in Control

The employment agreements Messrs. Maher, Fitzpatrick, Lebel, Iantosca and Tsimbinos provide for certain payments if the officer’s employment is terminated by the Company or the Bank following a “change in control” due to (i) the executive’s dismissal, other than for cause, or (ii) the executive’s qualifying voluntary resignation under the agreements. Such payment would be equal to the sum of (x) Executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the target cash incentive compensation for the current fiscal year. The Executive would also be entitled to continued health and welfare benefits as described above. If the Bank is adequately capitalized at the time of the change in control, the Change in Control Payment will be multiplied by a factor of three, provided, however, that the total value of the Change in Control Payment (including any insurance benefits provided) shall not exceed three times the sum of (x) the Executive’s salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or the (ii) target cash incentive compensation for the current fiscal year. If the amount of such termination benefits are deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, such termination benefits will be reduced to an amount $1.00 less than the amount that triggers such excise tax, but only if such reduced amount is greater than the aggregate amount of the termination benefits unreduced less the amount of the excise tax and any applicable state and federal taxes.

Supplemental Executive Retirement Plan — Involuntary or Constructive Termination

In the event of a “change in control,” Mr. Fitzpatrick is entitled to a lump sum contribution equal to the supplemental retirement income benefit contribution required for the year in which the change in control occurs plus the present value of the total supplemental retirement income benefit contributions which would have been required for the three years following the year in which the change in control occurs. In the event of a “change in control,” Mr. Maher is entitled to a lump sum contribution equal to the sum of: (a) the account balance as of the date of the change in control, (b) the amount required to be credited to the account for the year in which such change in control occurs (unless already made); and (c) the present value (computed using a discount rate equal to 4% per annum) of the amounts that would have been required to be credited to the account for the three years following the year in which such change in control occurs.

Summary of Potential Payments Upon Termination or Change in Control

The following tables summarize potential payments to each executive officer listed on the summary compensation table assuming a triggering termination of employment occurred on December 31, 2018. The tables do not reflect benefits under plans that do not discriminate in favor of executive officers and are available generally to all salaried employees.

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Christopher D. Maher

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	$2,195,833	(2)	—		$4,746,882	(3)	—
Value of Continued Health and Welfare Benefits	53,118	(4)	—		53,118	(4)	—
Acceleration of Stock and Option Awards	—		$722,471	(5)	852,319	(5)	$1,574,790	(5)
SERP Contribution	174,333	(6)	291,241	(6)	—		174,333	(6)
TOTAL	$2,423,284		$1,013,712		$5,652,319		$1,749,123
(1)	Executive would also receive benefits set forth under “Change in Control.”
(2)	Represents an amount equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year.
(3)	Represents an amount equal to three times the sum of (x) the executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year; provided, however, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, and therefore subject the executive to an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits the executive would receive, after all taxes.
(4)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement, or 18 months if less.
(5)	Represents the value of accelerated vesting of (i) 8,894 shares of restricted Company stock and stock options covering 160,168 shares of Company stock upon a change in control; (ii) 37,684 shares of restricted Company stock and stock options covering 25,275 shares upon an involuntary or constructive termination following a change in control; and (iii) 46,759 shares of restricted Company stock and stock options covering 185,443 shares of Company stock upon death. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e., the difference between the fair market value of a share of common stock at the time of the change in control or death and the exercise price).
(6)	Mr. Maher’s SERP account balance was $174,333 as of December 31, 2018. In the event of his involuntary termination, constructive separation or death on that date, Mr. Maher (or his beneficiary in the event of his death) would be entitled to receive his account balance. In the event of a change in control of the Company on that date, Mr. Maher would be entitled to receive the sum of: (i) his account balance; (ii) the scheduled contribution for 2018; and (iii) the present value of the scheduled contributions for the three years beginning after that date, discounted at the rate of 4%.

Michael J. Fitzpatrick

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	$839,583	(2)	—		$1,103,065	(3)	—
Value of Continued Health and Welfare Benefits	52,570	(4)	—		52,570	(4)	—
Acceleration of Stock and Option Awards	—		197,374	(5)	297,200	(5)	$494,574	(5)
SERP Contribution	—		293,570	(6)	—		311,557	(7)
TOTAL	$892,153		$490,944		$1,452,835		$806,131
(1)	Executive would also receive benefits set forth under “Change in Control.”
(2)	Represents an amount equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year.
(3)	Represents an amount equal to three times the sum of (x) the executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year; provided, however, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, and therefore subject the executive to an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits the executive would receive, after all taxes.
(4)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement, or 18 months if less.
(5)	Represents the value of accelerated vesting of (i) 2,625 shares of restricted Company stock and stock options covering 42,000 shares of Company stock upon a change in control; (ii) 13,203 shares of restricted Company stock and stock options covering 7,767 shares of Company stock upon an involuntary or constructive termination following a change in control; and (iii) 15,828 shares of restricted Company stock and stock options covering 49,767 shares of Company stock upon death. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e., the difference between the fair market value of a share of common stock at the time of the change in control or death and the exercise price).
(6)	Represents the present value of the SERP contributions that would be required for the three years following the change in control, discounted at the rate of 4%.
(7)	Represents the sum of the remaining SERP contributions that would be required following the death of the executive.

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Joseph J. Lebel III

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	$904,167	(2)	—		$1,746,995	(3)	—
Value of Continued Health and Welfare Benefits	53,005	(4)	—		53,005	(4)	—
Acceleration of Stock and Option Awards	—		$307,745	(5)	593,791	(5)	$901,536	(5)
TOTAL	$957,172		$307,745		$2,393,791		$901,536
(1)	Executive would also receive benefits set forth under “Change in Control.”
(2)	Represents an amount equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year.
(3)	Represents an amount equal to three times the sum of (x) the executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year; provided, however, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, and therefore subject the executive to an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits the executive would receive, after all taxes.
(4)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement, or 18 months if less.
(5)	Represents the value of accelerated vesting of (i) 4,673 shares of restricted Company stock and stock options covering 75,375 shares of Company stock upon a change in control; (ii) 26,379 shares of restricted Company stock and stock options covering 15,485 shares of Company stock upon an involuntary or constructive termination following a change in control; and (iii) 31,052 shares of restricted Company stock and stock options covering 90,860 shares of Company stock upon death. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e., the difference between the fair market value of a share of common stock at the time of the change in control or death and the exercise price).

Joseph R. Iantosca

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	$800,833	(2)	—		$1,477,181	(3)	—
Value of Continued Health and Welfare Benefits	52,819	(4)	—		52,819	(4)	—
Acceleration of Stock and Option Awards	—		$307,745	(5)	593,791	(5)	$901,536	(5)
TOTAL	$853,652		$307,745		$2,123,791		$901,536
(1)	Executive would also receive benefits set forth under “Change in Control.”
(2)	Represents an amount equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year.
(3)	Represents an amount equal to three times the sum of (x) the executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year; provided, however, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, and therefore subject the executive to an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits the executive would receive, after all taxes.
(4)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement, or 18 months if less.
(5)	Represents the value of accelerated vesting of (i) 4,673 shares of restricted Company stock and stock options covering 75,375 shares of Company stock upon a change in control; (ii) 26,379 shares of restricted Company stock and stock options covering 15,485 shares of Company stock upon an involuntary or constructive termination following a change in control; and (iii) 31,052 shares of restricted Company stock and stock options covering 90,860 shares of Company stock upon death. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e., the difference between the fair market value of a share of common stock at the time of the change in control or death and the exercise price).

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Steven J. Tsimbinos

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	775,000	(2)	—		$1,372,228	(3)	—
Value of Continued Health and Welfare Benefits	52,772	(4)	—		52,772	(4)	—
Acceleration of Stock and Option Awards	—		$275,161	(5)	493,532	(5)	$768,693	(5)
TOTAL	827,772		$275,161		$1,918,532		$768,693
(1)	Executive would also receive benefits set forth under “Change in Control.”
(2)	Represents an amount equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year.
(3)	Represents an amount equal to three times the sum of (x) the executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year; provided, however, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, and therefore subject the executive to an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits the executive would receive, after all taxes.
(4)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement, or 18 months if less.
(5)	Represents the value of accelerated vesting of (i) 8,379 shares of restricted Company stock and stock options covering 46,875 shares of Company stock upon a change in control; (ii) 21,925 shares of restricted Company stock and stock options covering 12,915 shares of Company stock upon an involuntary or constructive termination following a change in control; and (iii) 30,304 shares of restricted Company stock and stock options covering 59,790 shares of Company stock upon death. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e., the difference between the fair market value of a share of common stock at the time of the change in control or death and the exercise price).

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DIRECTOR COMPENSATION

The following table sets forth certain information regarding compensation earned by or paid to the Directors during the Company’s fiscal year ended December 31, 2018:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Steven E. Brady	75,000	30,003	—	—	32,055	137,058
Joseph J. Burke(6)	42,500	30,003	—	—	12,556	85,059
Angelo Catania	85,000	30,003	—	—	20,494	135,497
Anthony R. Coscia	68,750	28,580	—	—	—	97,330
Michael D. Devlin	80,000	30,003	—	—	823	110,826
Jack M. Farris	75,000	30,003	—	—	1,149	106,152
Kimberly M. Guadagno	37,500	—	—	—	—	37,500
John K. Lloyd	75,000	28,580	—	—	—	103,580
Dorothy F. McCrosson(6)	37,500	30,003	—	—	540	68,043
Donald E. McLaughlin(6)	42,500	30,003	—	—	16,879	89,382
Diane F. Rhine	90,000	30,003	—	—	16,387	136,390
Mark G. Solow	75,000	30,003	—	—	17,461	122,464
Grace C. Torres	73,750	28,580	—	—	—	102,330
John E. Walsh	105,000	30,003	—	1,789	2,344	139,136
Samuel R. Young	75,000	30,003	—	—	124	105,127

(1)	Aggregate dollar amount of all fees earned or paid in cash for services as a Director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(2)	For awards of stock, the amounts presented above reflect the full grant date fair value. Each Director, with the exception of Ms. Guadagno, received an award of 1,095 shares of restricted stock in 2018. The grant date fair value of these stock awards is expensed over a five-year vesting period. Each of the Directors had the following number of shares of restricted stock unvested at the end of 2018: Mr. Brady, 1,923; Mr. Burke, 0 shares as a result of the accelerated vesting of his 4,083 shares due to his passing; Mr. Catania, 4,083; Mr. Coscia, 1,095, Mr. Devlin, 1,923; Mr. Farris, 3,707; Ms. Guadagno, 0; Mr. Lloyd, 1,095; Ms. McCrosson, 0 shares as a result of the accelerated vesting of her 1,093 unvested shares due to her retirement; Mr. McLaughlin, 0 shares as a result of the accelerated vesting of his 4,083 shares due to his retirement; Ms. Rhine, 4,083; Mr. Solow, 4,083; Ms. Torres, 1,095; Mr. Walsh, 4,083; and Mr. Young, 1,923.

(3)	For awards of stock options, the amounts are based on the grant date fair value. No grant of options was made to the Directors in 2018. Each of the Directors had vested and unvested options to purchase the following number of shares of Company common stock outstanding at the end of 2018: Mr. Brady, 71,900; Mr. Burke, 0; Mr. Catania, 16,173; Mr. Coscia, 0; Mr. Devlin, 46,709; Mr. Farris, 0; Ms. Guadagno, 0; Mr. Lloyd, 0; Ms. McCrosson, 0; Mr. McLaughlin, 16,173; Ms. Rhine, 16,173; Mr. Solow, 7,000; Ms. Torres, 0; Mr. Walsh, 16,173; and Mr. Young, 16,434.

(4)	Reflects above-market or preferential earnings on non-tax-qualified deferred compensation.

(5)	Reflects cash dividend payments on restricted stock, Company paid medical benefits and in addition: Mr. Brady $20,835 for consulting payments and $10,216 for country club and athletic club dues as part of the agreement reached with him in connection with the acquisition of Ocean Shore, as further described below.

(6)	Denotes Directors whose tenure on the Board concluded during 2018. Mr. Burke passed away on May 7, 2018. Ms. McCrosson and Mr. McLaughlin retired from the Board on May 31, 2018, with Mr. McLaughlin continuing his service to the Board as Director Emeritus.

Cash and Stock Retainers and Meeting Fees for Non-Employee Directors

The following table sets forth the applicable retainers and fees effective for 2018. In 2018, the Board changed its compensation structure to eliminate meeting fees and increase retainers. Payments are paid annually to non-employee directors for their service on the Board of Directors of the Bank and the Board of Directors of the Company. If a director is not in compliance with the stock ownership levels required under the Guidelines for Directors, the Company and Bank retainers are paid in the form of Company stock.

	Annual Bank Retainer	Annual Company Retainer	Company Equity Grant	Travel Expense Cap(1)
Regular Director	$35,000	$40,000	$30,000	$4,000
Committee Chair(2)	$5,000	$5,000	N/A	N/A
Lead Director	$10,000	$10,000	N/A	N/A

(1)	Travel expenses reimbursed under Bank’s Travel Policy, with one night hotel accommodation in connection with Board Meeting considered eligible.

(2)	If the Committee is a joint Committee of the Bank and Company, the Chairperson retainer would be $10,000 in total. If the Committee is a Bank Committee only, the Chair retainer would be $5,000.

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Separation and Consulting Agreement — Mr. Brady

As part of the Ocean Shore transaction, the Company entered into a separation and consulting agreement with Mr. Brady, which provides for a consulting term of 18 months following the November 30, 2016 closing of the transaction and a consulting fee of $4,167 per month. During the consulting period, Mr. Brady provided services and advice regarding the integration of Ocean Shore and OceanFirst, as well as transition planning in his role as Vice Chairman of the Company’s Southern Region. The Company and Mr. Brady agreed in 2018 to terminate such agreement and the Company has paid Mr. Brady the amounts due him in accordance with the agreement.

Deferred Compensation Plan for Directors

The Bank maintains balances for prior year deferrals in a deferred compensation plan for the benefit of non-employee Directors. The Company is currently not accepting new contributions into this plan. The plan is a non-qualified arrangement that previously offered Directors the opportunity to defer compensation through a reduction in fees in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating Director (the “Benefit Age”). The benefits equal the account balance of the Director annuitized over a period of time mutually agreed upon by the Bank and the Director, and then re-annuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the Director. The account balance equals deferrals and interest. Currently, the plan credits interest on deferrals at a rate equal to the sum of (i) the “Stable Fund” investment option in the Bank’s qualified 401(k) Plan plus (ii) 250 basis points. Early distribution of benefits may occur under certain circumstances which include change in control, financial hardship, termination for cause, disability or termination of the plan by authorization of the Board of Directors.

Stock Ownership Guidelines

The Board maintains stock ownership Guidelines for non-employee directors similar to those for the NEOs. The Guidelines provide that each non-employee director shall own shares of the Company’s common stock with a market value of at least three times the value of the annual retainer received from the Company. Newly elected directors shall meet the Guidelines within three years of first being elected and qualified. For purposes of the Guidelines, the following shares count towards meeting the ownership requirements: (1) shares beneficially owned by the director and by immediate family members sharing the same household; (2) vested and unvested restricted stock awards; (3) shares acquired upon the exercise of stock options; and (4) shares held in trust where the director or an immediate family member is the beneficiary. Until the Guidelines are met, all retainers will be paid in Company stock, and a director must retain the net shares delivered upon the vesting of restricted share awards or the exercise of stock options. Once achieved, the ownership guidelines shall continue to be met during the period the director serves on the Board.

All of the Company’s directors were in compliance with the Stock Ownership Guidelines for 2018.

Hedging/Pledging Policy

As described in the Compensation Discussion & Analysis, the Company’s anti-hedging/pledging policy also applies to the Board of Directors. See “Compensation Discussion & Analysis– Hedging/Pledging Policy” for further information regarding this policy.

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COMPENSATION COMMITTEE REPORT

The following is the report of the Compensation Committee with respect to the Company’s Compensation Discussion and Analysis for the fiscal year ended December 31, 2018:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018 and the Company’s proxy statement for the annual meeting of stockholders to be held on May 29, 2019.

The Human Resources/Compensation Committee

Diane F. Rhine, Chair
Jack M. Farris
Kimberly M. Guadagno
John K. Lloyd
Mark G. Solow
Grace C. Torres

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No person serving as a member of the Compensation Committee, during the past fiscal year, is or was a current or former officer or employee of the Company or the Bank or engaged in certain transactions with the Company or the Bank that are required to be disclosed by Commission regulations. See “Transactions With Management—Other Transactions.” Additionally, there are no compensation committee “interlocks,” which generally means that no executive officer of the Company or the Bank served as a director or member of the compensation committee of another entity, one of whose executive officers serves as a Director or member of the Compensation Committee.

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Proposal 2	Advisory Vote on Executive Compensation

The Company’s executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve its corporate objectives and increase stockholder value. The Company believes that its compensation policies and procedures are competitive, are focused on pay-for-performance principles and are strongly aligned with the long-term interests of its stockholders. The Company also believes that the Company and its stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say on Pay” proposal, gives each stockholder the opportunity to endorse or not endorse the compensation for the NEOs by voting to approve or not approve such compensation as described in this proxy statement.

The Company’s stockholders are being asked to approve the compensation of the Company’s NEOs as described in this proxy statement, namely, under “Compensation Discussion and Analysis” and the included tabular and narrative disclosure.

The Board of Directors urges stockholders to endorse the compensation program for the Company’s executive officers by voting FOR Proposal 2. As discussed in the Compensation Discussion and Analysis, the Compensation Committee believes that the compensation of the NEOs described herein is reasonable and appropriate and is justified by the performance of the Company. In deciding how to vote on this proposal, the Board urges you to consider the following factors, some of which are more fully discussed in the Compensation Discussion and Analysis (which stockholders are encouraged to read):

•	The Compensation Committee has designed compensation packages for the Company’s senior executives to be competitive with the compensation offered by those peers with whom it competes for management talent.
•	The Company’s compensation practices have not and do not include the abusive and short-term practices that have been prevalent at some large financial institutions. The Company’s compensation program does not encourage excessive and unnecessary risks that would threaten the value of the Company.
•	The Company’s compensation program is the result of a carefully reasoned, balanced approach, that considers the short-term and long-term interests of stockholders and safe and sound banking practices.

Please note that your vote is advisory and will not be binding upon the Board and may not be construed as overruling a decision by the Board or creating or implying any additional fiduciary duty by the Board. The Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

Required Vote

The affirmative vote of a majority of outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers.

Directors’ Recommendation

The Board of Directors recommends that you vote “FOR” Proposal 2, approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement, the accompanying compensation tables, and the related narrative disclosure.

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Proposal 3	Ratification of Appointment of the Independent Registered Public Accounting Firm

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018 was KPMG LLP. The Audit Committee reappointed KPMG LLP to continue as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019, subject to ratification of such appointment by the stockholders. If stockholders do not ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, the Audit Committee may, but is not required to, consider other independent registered public accounting firms.

Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2018 and December 31, 2017 by KPMG LLP:

	2018	2017
Audit fees	$1,484,000	$650,000
Audit related fees(1)	330,000	55,000
Tax related fees(2)	76,100	81,317
Other fees	—	—
	$1,890,100	$786,317

(1)	Audit-related fees are excluded from “Audit Fees” because the services were not required for reporting on the Company’s consolidated financial statements. Such fees are principally related to procedures for registration of securities issued in connection with acquisitions, accounting standard implementation, and audit procedures relating to the U.S. Department of Housing and Urban Development (HUD) reporting requirements.
(2)	Consists of tax filing and tax related compliance and other advisory services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its Charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process helps ensure that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation. The Audit Committee believes that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

During the year ended December 31, 2018, 100% of the audit related fees, tax related fees and other fees set forth above were approved by the Audit Committee.

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Report of the Audit Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Director of Internal Audit reports directly to the Audit Committee. The Director of Internal Audit submitted and implemented an internal audit plan for 2018.

The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and issuing an opinion on the conformity of these financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

The Audit Committee reviewed and discussed the annual financial statements with management and the Company’s independent registered public accounting firm. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the independent registered public accounting firm regarding their independence as required under applicable standards for independent registered public accounting firms of public companies. The Audit Committee discussed with the independent registered public accounting firm the contents of such materials, their independence and additional matters required under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm was independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.

The Audit Committee

Grace C. Torres, Chair
Angelo Catania
John E. Walsh
Samuel R. Young

Required Vote

The affirmative vote of a majority of outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for stockholders to ratify the selection of the Company’s independent registered public accounting firm.

Directors’ Recommendation

The Board of Directors recommends that you vote “FOR” Proposal 3, the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company.

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TRANSACTIONS WITH MANAGEMENT

Loans and Extensions of Credit

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by a bank to its executive officers and directors as long as they are made in compliance with federal banking regulations. The Bank’s policies require that all transactions between the Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock, and affiliates thereof, contain terms no less favorable to the Bank than could have been obtained by it in arm’s length negotiations with unaffiliated persons and must be prior approved by a majority of the entire Board of Directors of the Bank, with any person having any interest in the transaction abstaining. All loans made by the Bank to its executive officers and directors were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

Notwithstanding the above, the Bank offers to executive officers certain loans on terms not available to the public but available to all other full-time employees, as permitted under federal banking regulations. The Bank has a policy of providing mortgage, home equity and auto loans to officers and employees who have completed one year of service, at a rate that is 1% below the Bank’s prevailing rate for the specific type of loan. The following chart reflects loans outstanding to executive officers and immediate family members sharing the same household as the executive officer, which were made at the discounted interest rate and which exceed $120,000 in the period presented. The information is presented as of December 31, 2018:

OCEANFIRST BANK CREDIT EXTENSIONS TO INSIDERS AS OF DECEMBER 31, 2018

Name	Position	Loan Type	Largest Amount of Principal Outstanding In 2018	Principal Outstanding As of December 31, 2018	Principal Paid In 2018	Interest Paid In 2018	Current Rate
Joseph R. Iantosca	Executive Vice President, Chief Information Officer of the Bank	First Mortgage	$420,376	$402,329	$18,047	$13,614	3.875%
Joseph J. Lebel III	Executive Vice President, Chief Operating Officer of the Bank	First Mortgage	$345,806	$334,212	$11,594	$7,689	2.25%
Angela Ho	Senior Vice President, Principal Accounting Officer	First Mortgage	$452,000	$447,453	$4,547	$6,316	2.65%

Other Transactions

The Board of Directors has placed a moratorium on any other transactions between the Company and Bank and any director, their family members or affiliated entities. Other than routine banking transactions in the ordinary course of business, no such transactions took place in 2018, with the exception of Mr. Coscia’s law firm, Windels Marx Line & Mittendorf LLP, which from time to time has represented the Company. Such representations were approved by the Board and fees paid were on an arms-length basis and amounted to approximately $71,213.

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ADDITIONAL INFORMATION

This proxy statement is being furnished to stockholders of the Company and the Bank in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on Wednesday, May 29, 2019, at 6:00 p.m., Eastern time, at OceanFirst Bank Administrative Offices, 110 West Front Street, Red Bank, New Jersey 07701, and at any adjournment or postponement of the Annual Meeting. The Annual Report of Stockholders, including the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2018, accompanies this proxy statement. This proxy statement is first being mailed to record holders on or about April 26, 2019.

VOTING AND PROXY PROCEDURE

Who Can Vote at the Annual Meeting

You are entitled to vote your shares of the Company’s common stock only if the records of the Company show that you held your shares as of the close of business on April 10, 2019. As of the close of business on that date, a total of 50,651,809 shares of the Company’s common stock were outstanding and entitled to vote. Each share of common stock has one vote. As provided in the Fourth Article of the Company’s Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock are not entitled to any vote in respect of the shares held in excess of this limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the limit supply information to the Company to enable the Board of Directors to implement and apply the limit.

Attending the Annual Meeting

If you are a beneficial owner of the Company’s common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

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Quorum and Vote Required

The Annual Meeting will be held only if there is a quorum. A majority of the outstanding common shares entitled to vote and represented at the Annual Meeting constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not receive voting instructions from the beneficial owner and casts an “uninstructed” vote.

Proposal	Voting Choices and Board Recommendation	Voting Standard
Proposal 1 – Election of Directors	• vote in favor of all nominees, • withhold votes as to all nominees or • withhold votes as to a specific nominee. The Board of Directors recommends the vote “FOR” each of the nominees for director.	Plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. There is no cumulative voting for the election of directors.
Proposal 2 – Advisory Vote on Executive Compensation

•   vote in favor,

•   vote against or

•   abstain from voting.

The Board of Directors recommends the vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials.

Majority of the votes cast
Proposal 3 – Ratification of the Appointment of KPMG LLP as the Independent Registered Public Accounting Firm	• vote in favor, • vote against or • abstain from voting. The Board of Directors recommends the vote “FOR” ratification of KPMG LLP as the Company’s independent registered public accounting firm.	Majority of the votes cast

Effect of Broker Non-Votes and Abstentions
Proposal 1 – Election of Directors	• Broker non-votes may not be counted as votes cast • Withheld votes will have no effect on the outcome of the election
Proposal 2 – Advisory Vote on Executive Compensation	• Broker non-votes will not be counted as votes cast and will have no effect on voting of the proposal • Abstentions will have the same effect as a vote against the proposal
Proposal 3 – Ratification of the Appointment of KPMG LLP as the Independent Registered Public Accounting Firm	• Broker non-votes will not be counted as votes cast and will have no effect on voting of the proposal • Abstentions will have the same effect as a vote against the proposal

Voting by Proxy; Revocation of Proxy; Board Recommendations

This proxy statement is being sent to you by the Company’s Board of Directors for the purpose of requesting that you allow your shares of Company common stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the Annual Meeting by properly executed and dated proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

If any matters not described in this proxy statement are properly presented at the Annual Meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the Annual Meeting in order to solicit additional proxies. If the Annual Meeting is adjourned or postponed, your Company common stock may be voted by the persons named in the proxy card on the new meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a later dated and signed proxy card, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee, that accompanies this proxy statement.

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Participants in OceanFirst Financial Corp.’s and OceanFirst Bank’s Benefit Plans

Participants in the OceanFirst Bank Employee Stock Ownership Plan (the “ESOP”) and the OceanFirst Bank Retirement Plan (the “401(k) Plan”) will receive a voting instruction form for each plan that reflects all shares they may vote under the particular plan. Under the terms of the ESOP, the trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of the Company common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares of Company common stock for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of Company common stock in the plan credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which such trustee received timely voting instructions. The deadline for returning voting instructions to each plan’s trustee is May 22, 2019.

IF YOU HAVE ANY QUESTIONS ABOUT VOTING, PLEASE CONTACT THE COMPANY’S PROXY SOLICITOR, GEORGESON LLC, BY CALLING TOLL FREE AT (866) 628-6079.

Stockholder Proposals

In order to be eligible for inclusion in the Company’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s administrative offices at 110 West Front Street, Red Bank, New Jersey 07701, no later than December 28, 2019. If next year’s Annual Meeting is held on a date more than 30 calendar days from May 29, 2019, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation material for such Annual Meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Commission.

Stockholder Nominations

The Company’s Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the Annual Meeting; provided that if less than 100 days’ notice or prior public disclosure of the date of the Annual Meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the date of the Annual Meeting was mailed to stockholders or prior public disclosure of the meeting date was made. Stockholders must comply with the Company’s procedures to be followed by stockholders to submit a recommendation of a director candidate. See “Leadership Committee Procedures as to Director Nominations.” A copy of the full text of the Bylaw provisions discussed above may be obtained by writing the Corporate Secretary at 110 West Front Street, Red Bank, New Jersey 07701.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made to the Chair of the Audit Committee, Grace C. Torres, at the Company’s address. Other communications to the Board of Directors may be made to the Chair of the Leadership Committee, John E. Walsh, at the Company’s address. Communications to individual directors may be made to such director at the Company’s address.

In addition, the Board of Directors encourages directors to attend the Annual Meeting of Stockholders. All directors then appointed attended the Annual Meeting of Stockholders held on May 31, 2018.

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MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation. The Company will pay Georgeson Inc., a proxy solicitation firm, a fee of $7,500 plus expenses to assist the Company in soliciting proxies.

The Company’s Annual Report to Stockholders has been mailed to persons who were stockholders as of the close of business on April 10, 2019. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 29, 2019

The proxy statement and Annual Report to Stockholders are available on the Company’s website (www.oceanfirst.com).

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission may be accessed through the Company’s website (www.oceanfirst.com). A copy of the Form 10-K (without exhibits) will be furnished without charge to persons who were stockholders as of the close of business on April 10, 2019 upon written request to Jill Apito Hewitt, Senior Vice President and Investor Relations Officer, OceanFirst Financial Corp., 110 West Front Street, Red Bank, New Jersey 07701.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce the printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of the Annual Report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the Annual Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope. If you plan on attending and need directions to the meeting place, please contact Jill Apito Hewitt, Senior Vice President and Investor Relations Officer, OceanFirst Financial Corp., 110 West Front Street, Red Bank, New Jersey 07701.

By Order of the Board of Directors

Steven J. Tsimbinos

Corporate Secretary

 Red Bank, New Jersey

April 26, 2019

You are cordially invited to attend the Annual Meeting of Stockholders in person. Whether or not you plan to attend the Annual Meeting, you are requested to sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

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OceanFirst Financial Corp.
110 West Front Street
Red Bank, New Jersey 07701
(732) 240-4500

www.oceanfirst.com
NASDAQ: OCFC

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ANNUAL MEETING OF STOCKHOLDERS OF

OCEANFIRST FINANCIAL CORP.

May 29, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.oceanfirst.com in the SEC documents section of the Investor Relations tab.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

21303300000000001000 3 052919

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED IN PROPOSAL 1

1. Election of Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Steven E. Brady
- ○ Angelo Catania
- ○ Anthony R. Coscia
- ○ Michael D. Devlin
- ○ Jack M. Farris
- ○ Kimberly M. Guadagno
- ○ John K. Lloyd
- ○ Christopher D. Maher
- ○ Nicos Katsoulis
- ○ Grace C. Torres
- ○ Grace Vallacchi
- ○ John E. Walsh
- ○ Samuel R. Young

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2 AND 3.

	FOR	AGAINST	ABSTAIN
2. Advisory vote on the compensation of the Company's named executive officers.	☐	☐	☐
3. Ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.	☐	☐	☐

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, an Annual Report to Stockholders and a Proxy Statement dated April 26, 2019.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

I plan to attend the Meeting. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF STOCKHOLDERS OF

OCEANFIRST FINANCIAL CORP.

May 29, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.oceanfirst.com
in the SEC documents section of the Investor Relations tab.

Please complete, sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21303300000000001000 3 052919

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED IN PROPOSAL 1

1. Election of Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Steven E. Brady
- ○ Angelo Catania
- ○ Anthony R. Coscia
- ○ Michael D. Devlin
- ○ Jack M. Farris
- ○ Kimberly M. Guadagno
- ○ John K. Lloyd
- ○ Christopher D. Maher
- ○ Nicos Katsoulis
- ○ Grace C. Torres
- ○ Grace Vallacchi
- ○ John E. Walsh
- ○ Samuel R. Young

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2 AND 3.

	FOR	AGAINST	ABSTAIN
2. Advisory vote on the compensation of the Company's named executive officers.	☐	☐	☐
3. Ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.	☐	☐	☐

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, an Annual Report to Stockholders and a Proxy Statement dated April 26, 2019.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

I plan to attend the Meeting. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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OCEANFIRST FINANCIAL CORP.

ANNUAL MEETING OF STOCKHOLDERS

May 29, 2019
6:00 p.m.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Christopher D. Maher and Steven J. Tsimbinos, each with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of OceanFirst Financial Corp. (the "Company") which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at OceanFirst Bank Administrative Offices, 110 West Front Street, Red Bank, New Jersey on May 29, 2019, at 6:00 p.m. and at any and all adjournments thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the nominees as directors specified under Proposal 1 and "FOR" Proposals 2 and 3. If any other business is presented at the Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

(Continued and to be signed on the reverse side)

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